                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.  )

[X]      Filed by the Registrant
[_]      Filed by a Party other than the Registrant

         Check the appropriate box:

[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to ss. 240.14a-12

                             Metris Companies Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

     5)  Total fee paid:

         ----------------------------------------------------------------------

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         ----------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

     3)  Filing Party:

         ----------------------------------------------------------------------

     4)  Date Filed:

         ----------------------------------------------------------------------

                                                 [METRIS COMPANIES LOGO]

                            10900 Wayzata Boulevard
                        Minnetonka, Minnesota 55305-1534
                                 March 30, 2001

Dear Shareholder:

   I am pleased to invite you to attend the Company's 2001 Annual Meeting of Shareholders, which will be held on Wednesday, May 9, 2001, at 10:00 a.m. Central Time at our headquarters, located at 10900 Wayzata Boulevard, Minnetonka, Minnesota.

   On the page following this letter you will find the Notice of Meeting, which lists the matters to be considered at the meeting. Following the Notice is the Proxy Statement, which describes these matters and provides other information concerning the Company and management. You should read carefully the Notice and Proxy Statement. Also enclosed is your proxy card, which allows you to vote on the matters, and the Company's Annual Report.

   Your vote and participation this year is important to us. Please complete and mail in your proxy card promptly, even if you plan to attend the meeting. You can attend the meeting and vote in person, even if you have sent in a proxy card.

   The Board of Directors recommends that shareholders vote FOR each of the nominees and FOR each of the proposals.

   The rest of the Board and I look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Ronald N. Zebeck

                                          Ronald N. Zebeck
                                          Chairman and Chief Executive Officer

                             METRIS COMPANIES INC.
                            10900 Wayzata Boulevard
                        Minnetonka, Minnesota 55305-1534

--------------------------------------------------------------------------------
                            NOTICE OF ANNUAL MEETING
                       BY ORDER OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

TIME.....................    10:00 a.m. on Wednesday, May 9, 2001

PLACE....................    Metris Companies Inc.
                             10900 Wayzata Boulevard
                             Minnetonka, Minnesota 55305-1534

ITEMS OF BUSINESS........    1)  To elect three directors for three-year
                                 terms.

                             2)  To approve an increase in the number of
                                 shares reserved for issuance under the Metris Companies Inc. Amended and Restated Long-Term Incentive and Stock Option Plan.

                             3)  To ratify KPMG LLP as the Company's
                                 independent auditors for the year ending
                                 December 31, 2001.

                             4)  To transact such other business as may
                                 properly come before the Meeting and any adjournment or postponement thereof.

RECORD DATE..............    You can vote if you were a shareholder of record
                             on March 23, 2001.

PROXY VOTING.............    It is important that your shares be represented
                             and voted at the Meeting. Please vote in one of two ways:

                             (1) Attend the Meeting and cast your ballot; or

                             (2) MARK, SIGN, DATE AND PROMPTLY RETURN the
                                 enclosed proxy card in the postage paid
                                 envelope.

                                          /s/ Lorraine E. Waller

                                          Lorraine E. Waller
                                          Secretary

March 30, 2001

               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY
                            IN THE ENCLOSED ENVELOPE

--------------------------------------------------------------------------------
                               Table of Contents
--------------------------------------------------------------------------------

ATTENDANCE AND VOTING MATTERS..............................................   1
CORPORATE GOVERNANCE.......................................................   5
PERSONS OWNING MORE THAN FIVE PERCENT OF COMPANY'S COMMON STOCK............   8
COMPANY STOCK OWNED BY OFFICERS AND DIRECTORS..............................   9
COMPENSATION TABLES AND COMPENSATION MATTERS...............................  11
PERFORMANCE GRAPH..........................................................  18
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION....................  19
AUDIT COMMITTEE REPORT.....................................................  22
INFORMATION REGARDING INDEPENDENT AUDITORS.................................  23
PROPOSAL ONE: ELECTION OF DIRECTORS........................................  23
PROPOSAL TWO: APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES
RESERVED FOR ISSUANCE PURSUANT TO THE AMENDED AND RESTATED
LONG-TERM INCENTIVE AND STOCK OPTION PLAN..................................  26
PROPOSAL THREE: RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS
FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001......................  30
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................  30
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY
PROPOSALS, NOMINATIONS OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS.....  30

                     METRIS COMPANIES INC. PROXY STATEMENT

--------------------------------------------------------------------------------
                         Attendance and Voting Matters
--------------------------------------------------------------------------------

Why Did You Send Me This Proxy Statement?

   We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the "Board") of Metris Companies Inc. ("we," "us," "Metris" or our "Company") is soliciting your proxy to vote at the 2001 Annual Meeting of Shareholders (the "Annual Meeting"). This Proxy Statement summarizes information concerning the director nominees and proposals and provides you information concerning our performance and the compensation of our officers and directors. This information will help you to make an informed vote at the Annual Meeting.

   We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on March 30, 2001.

Who is Entitled to Vote?

   Holders of our Common Stock. Shareholders of record of the Company's common stock, par value $.01 (the "Common Stock"), at the close of business on March 23, 2001 (the "record date") are entitled to vote at the Annual Meeting. A holder of Common Stock is entitled to: (a) one vote for each of the nominees to the Board (except for nominees for election to represent the holders of our Series C Perpetual Convertible Preferred Stock, as discussed below) to be elected for a three-year term; and (b) one vote for each of the proposals for each share of Common Stock held on the record date. There is no cumulative voting.

   Holders of our Series C Preferred Stock. The holders of our Series C Perpetual Convertible Preferred Stock are entitled to vote on all matters voted on by holders of our Common Stock, voting as a single class, except the election of directors. With respect to a vote on any matter other than the election of directors, each share of Series C Preferred Stock entitles its holder to cast the same number of votes he or she would have been able to cast if the share of Series C Preferred Stock was converted into Common Stock on the record date. One share of Series C Preferred Stock is convertible into 30 shares of Common Stock, plus a premium amount designed to guarantee a portion of seven years' worth of dividends at a 9% annual rate. For conversions in 2001, the premium amount would be equal to 41% of those dividends.

   Affiliates of Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, hold 100% of the outstanding shares of our Series C Preferred Stock. So long as they or their affiliates own at least 25% of the originally issued Series C Preferred Stock (or any shares of Common Stock issued upon conversion thereof), the holders of a majority of the shares of Series C Preferred Stock are entitled to elect four of eleven directors of the Board. So long as they or their affiliates: (a) own any shares of Series C Preferred Stock (or any shares of Common Stock issued upon conversion thereof); and (b) are entitled to elect four directors, the Thomas H. Lee Equity Fund IV, L.P. has the right to appoint one of the four directors. So long as they or their affiliates own at least 10% but less than 25% of the originally issued Series C Preferred Stock (or any shares of Common Stock issued upon conversion thereof), the holders of a majority of the shares of Series C Preferred Stock are entitled to elect one director.

   On the record date of March 23, 2001, the total shares outstanding were:

  .  62,890,570 shares of Common Stock and

  .  967,573 shares of Series C Preferred Stock.

The Series C Preferred Stock is normally fully convertible into Common Stock. This would mean that our Preferred Stockholders, all of whom are affiliates of Thomas H. Lee Partners, L.P., could currently receive

35,597,993 shares, or about 36.1%, of our Common Stock on a diluted basis upon conversion of their Preferred Stock. However, the indenture that governs our 10% Senior Notes due 2004 requires us to offer to purchase those notes in the event that such a conversion would result in a shareholder or group obtaining 35% or more of our outstanding voting stock. Therefore, we included a provision in the terms of our Series C Preferred Stock that sets the maximum percentage of outstanding voting stock that any shareholder or group could obtain while any of our 10% Notes remain outstanding at 34.9%. Accordingly, on the record date, the Series C Preferred Stock could have been converted into 33,715,528 shares of Common Stock, with the excess Series C Preferred Stock converting into 1,882,465 shares of nonvoting Series D Preferred Stock. The Series D Preferred Stock automatically converts into Common Stock on a share-for-share basis at the time that the conversion will not exceed the ownership limitations described above. The terms of our Series D Preferred Stock are essentially the same as the terms of our Common Stock, except that

  . the Series D Preferred Stock has a liquidation preference of $.01 per share and

  . is non-voting, except as required by law to preserve the powers, preferences or other rights of that class of stock.

   A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting at our corporate headquarters during normal business hours.

How Do I Vote?

   Unless you hold your shares in the Metris Retirement Plan 401(k), you can vote on matters to come before the Annual Meeting in one of two ways:

  .  you can come to the Annual Meeting and cast your vote there; or

  . you can vote by marking, signing, dating and promptly returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares in the manner you indicate.

   If you vote by proxy, you may choose to vote for all of the director nominees and each proposal by simply signing, dating and promptly returning the enclosed proxy card without further direction. All signed and returned proxies that contain no direction as to vote will be voted FOR each of the nominees for director and FOR each of the proposals.

   The Board of Directors has selected Ronald N. Zebeck and Lorraine E. Waller, the persons named on the proxy card accompanying this Proxy Statement, to serve as proxies for the Annual Meeting. Mr. Zebeck and Ms. Waller are officers of the Company.

   If you plan to attend the Annual Meeting and vote in person, you should request a ballot when you arrive. HOWEVER, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTOR OF ELECTION WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY FROM YOUR BROKER, BANK OR OTHER NOMINEE FOR YOU TO VOTE THE SHARES AT THE ANNUAL MEETING. Please contact your broker, bank or nominee.

How Do Employees in the Metris Companies Inc. Employee Stock Purchase Plan
Vote?

   If you hold shares of Common Stock under the Metris Companies Inc. Employee Stock Purchase Plan, you can vote those shares in either of the ways described above.

How Do Employees in the Metris Retirement Plan 401(k) Vote?

   If you hold shares of Common Stock in the Metris Retirement Plan 401(k), an employee benefit plan of the Company, please return your proxy in the envelope provided by May 2, 2001. Our transfer agent, Computershare Investor Services, will calculate the votes returned by all holders in the Metris Retirement Plan

401(k) and notify the Trustee of the Metris Retirement Plan 401(k). Scudder Trust Company, the Trustee for the Metris Retirement Plan 401(k), will act in accordance with your instructions for voting your shares of Common Stock held in your 401(k) account. If your voting instructions for your 401(k) account are not received by May 2, 2001, the Trustee will vote your shares in its absolute discretion. Holders of shares in the Metris Retirement Plan 401(k) will not be permitted to vote in person at the Annual Meeting.

Will My Vote Be Disclosed?

   We have a policy that all proxies, ballots and votes tabulated at a meeting of the shareholders are confidential. Individual votes will not be revealed to any of our employees or anyone else, other than the non-employee tabulator of the votes or an independent election inspector, except as necessary to meet applicable legal requirements, including challenges to the election or in any lawsuit in which such vote becomes an issue. Representatives of Computershare Investor Services will tabulate votes and act as Inspector of Election at the Annual Meeting.

   This policy is not a right of shareholders and we reserve the right to change this policy as to future elections at any time. However, you will be entitled to confidentiality, subject to the exceptions stated above, for your votes in this election.

May I Revoke My Proxy?

   If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

  .  you may send in another proxy with a later date;

  . you may notify our Secretary in writing at 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534; or

  .  you may vote in person at the Annual Meeting.

If you choose to revoke your proxy by attending the Annual Meeting, you must vote at the meeting in accordance with the rules for voting at the Annual Meeting. Attending the Annual Meeting will not, by itself, constitute revocation of a proxy.

Must a Minimum Number of Shareholders Vote or be Present at the Annual Meeting?

   A quorum of shareholders is necessary to hold a valid meeting. Our Amended and Restated Bylaws state that the presence, in person or by proxy, of holders of one-third of the shares entitled to vote shall constitute a quorum. Under Delaware law, if a shareholder abstains from voting as to any particular matter, then the shares held by the shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to the matter.

   The Inspector of Election will also treat broker non-votes as shares that are present and entitled to vote for purposes of determining a quorum. Broker non-votes occur when a broker holding stock in street name votes shares on some matters but not others. As to matters for which the broker lacks discretionary authority, the shares will be treated as not present and not entitled to vote, even if included for purposes of determining a quorum.

   If the number of shares present at the Annual Meeting is insufficient to constitute a quorum, the Annual Meeting may be adjourned by the vote of a majority of shares present to a later date. No notice, other than as given at the Annual Meeting itself, is required with respect to the time and place for the reconvening of the Annual Meeting.

What Vote is Required to Approve Each Proposal?

   Our Bylaws provide that, except as provided by the Certificate of Designation of the Series C Preferred Stock (see "Who is Entitled to Vote?" above), if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting may decide any question before the meeting.

What Are the Costs of Soliciting These Proxies?

   We will pay all costs of soliciting these proxies. In addition to mailing proxy soliciting materials, we may also solicit proxies by telephone, facsimile, e-mail or otherwise. We also ask banks, brokers and other institutions, nominees and fiduciaries to forward proxy materials to the beneficial owners or principals and to obtain authority to execute proxies. We will reimburse them for their expenses. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies. We have agreed to pay them a fee of $5,500 plus telephone solicitation fees and out-of-pocket expenses. We have also paid a fee of $16,000 to Institutional Shareholder Services for the use of its online analysis and modeling system in connection with our Annual Meeting.

What Matters May be Raised at the Annual Meeting?

   The Board is aware of three items for action at the Annual Meeting:

  1. the election of three directors for three-year terms;

  2. the approval of an increase in the number of shares reserved for issuance pursuant to the Amended and Restated Long-Term Incentive and Stock Option Plan; and

  3. the ratification of KPMG LLP as independent auditors for the Company for the year ending December 31, 2001.

   For the Annual Meeting, our Bylaws required that shareholders submit in writing any nomination for director or any other item of business not less than 45 days prior to the date that we first mailed last year's Proxy Statement or February 17, 2001. No shareholder has made a nomination or submitted an item of business.

   Under the proxy rules promulgated by the Securities and Exchange Commission, a proxy may confer discretionary authority to vote on any matter for which we did not have notice in accordance with the notice provisions in our Bylaws. Therefore, if any other matter is presented at the Annual Meeting and you have signed and returned a proxy card, the holder of your proxy will vote upon that matter in his or her discretion.

   In addition, under the rules of the SEC, the holders of your proxy may also vote in their discretion with respect to matters incident to the conduct of the Annual Meeting or, in the case of a nominee for election as director who is unable to serve, for a substitute nominee.

What if I Want to Obtain Further Information as Reported on the Company's Form 10-K?

   If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2000, we will forward one to you without charge. Please submit your request to:

    Investor Relations
    Metris Companies Inc.
    10900 Wayzata Boulevard
    Minnetonka, Minnesota 55305-1534

Or contact Investor Relations by phone at (952) 593-4874 or by fax at (952) 593-4733.

--------------------------------------------------------------------------------
                              Corporate Governance
--------------------------------------------------------------------------------

How Do We Manage Our Company?

   Under Delaware law, the ultimate decision making body of our Company is the Board of Directors. The Board decides all of our major questions and selects our management to manage operations day to day. To meet its obligations, the Board always meets quarterly. When circumstances arise requiring the decision of the Board prior to the next regularly scheduled meeting, the Board may hold a special meeting to discuss such matters. The Board may also render decisions through written consents.

How Often Did Our Directors Meet?

   In 2000, our full Board met at four regularly scheduled quarterly meetings. In addition to the meetings of the full Board, the directors attended meetings of individual Board committees. On several occasions, the Board acted by written consent. In addition, from time to time, management informally sought counsel of the members of the Board. Overall attendance at Board and committee meetings was 86.1%.

   In 2000, two of our directors had overall Board and committee attendance of less than 75%: Thomas M. Hagerty and David V. Harkins, two of four Board members elected by the holders of our Series C Preferred Stock. Their attendance rates were 25% and 37.5%, respectively. Mr. Hagerty was unable to attend three out of four regular Board meetings. Mr. Harkins was unable to attend two out of four regular Board meetings and three out of four regular Compensation Committee meetings, resulting in overall attendance at three of eight meetings.

What Committees has the Board Authorized?

   Our Bylaws authorize the full Board to create committees to assist it in the management of the Company. The Board has created three such committees.

   The Audit Committee, comprised of four members of the Board, supervises and reviews our financial and accounting practices. The Audit Committee also reviews financial information with management before the public release of quarterly earnings information, meets with our internal audit personnel and makes recommendations to the Board as to the selection of independent auditors. The Audit Committee met four times during 2000. At each meeting in 2000, it received reports from management and our independent auditors concerning our accounting and reporting practices and our fiscal soundness. The Audit Committee is comprised entirely of non-employee, independent directors.

   One of the Audit Committee members, Derek V. Smith, is Chairman of the Board of ChoicePoint Inc., a company that began providing information-related services to us on a regular basis in April 2000. See "Do Any Directors Have Relationships With Entities Doing Business With the Company?" on page 7 of this Proxy Statement for additional information. The other Board members have determined, in their business judgment, that our relationship with ChoicePoint does not interfere with Mr. Smith's exercise of independent judgment.

   The Compensation Committee, comprised of four members of the Board, determines the compensation awarded to our named directors and officers, subject to ratification by the full Board for compensation packages granted to our Chairman and Chief Executive Officer. The Compensation Committee approves, adopts and administers our compensation plans and administers and grants stock options under the Company's stock option plan for employees. During 2000, the Compensation Committee met at four regularly scheduled meetings.

   The Executive Committee is authorized to exercise the full power of the Board in the management and conduct of business affairs during interim periods between meetings of the Board. The Executive Committee was not active and did not formally meet in 2000. One of two directors who were members of the Executive Committee retired in May 2000, leaving only one director appointed to the Executive Committee. The Board has not made new appointments to the committee and it remains inactive.

   The table below shows the committee membership of each director. Only Mr. Zebeck is an employee of the Company.

      Name                                          Audit Compensation Executive
      ----                                          ----- ------------ ---------
      Anderson.....................................             X
      Boll.........................................
      Cleary.......................................             X*
      Hagerty......................................
      Harkins......................................             X
      Hoff.........................................    X
      Lee..........................................
      Smith........................................    X
      Speno........................................    X
      Trestman.....................................    X*       X
      Zebeck.......................................                         X

--------
* Indicates Chair

How Are Directors Compensated?

   Only non-employee, independent directors received compensation for serving as directors. We have the following arrangements for compensation of non-employee directors.

      Annual Retainer..................... $20,000
      Attendance Fees..................... $2,500 for each Board meeting and for each Committee meeting
      Committee Chair Stipend............. $4,000 annually

In 2000, non-employee directors received $338,000 as a group.

   We also believe that payment of compensation to our non-employee directors should not be solely in the form of cash but should be tied to our performance. In October 1996, the Board adopted a Non-Employee Director Stock Option Plan. The first grants thereunder went to non-employee directors serving at the time of our initial public offering. Those grants were in the amount of 15,000 shares with an exercise price of $5.33, which was the price of the Common Stock at the time of the initial public offering, adjusted for the two-for-one stock split in June 1999 and the three-for-two stock split in June 2000.

   The Board passed a resolution in April 1997 instituting a policy whereby non-employee directors would receive options to purchase Common Stock at the fair market value on certain dates. This policy awards 5,000 shares to each non-employee director upon commencement of service on the Board. Each non-employee director also receives options to purchase 5,000 shares annually at the second regularly scheduled quarterly meeting of the Board. The exercise price for these options is based upon the closing price of the Common Stock the day before the grant. The options are immediately exercisable.

   The Board may change the amounts and timing of such awards in the future. To date, the Board has granted options to purchase up to 375,000 shares of Common Stock to its non-employee directors.

   Directors that we employ do not receive compensation from us for service as a director but may otherwise receive compensation for their service. However, all directors, including employee directors, are reimbursed for reasonable travel, lodging and other incidental expenses incurred in attending meetings of the Board and its Committees.

   We also indemnify our directors and officers to the fullest extent permitted by law. Our Bylaws require such indemnification.

Has the Company Engaged in Any Transactions with Our Management?

   We have entered into an agreement with our Chairman and Chief Executive Officer, Ronald N. Zebeck, designed to provide him incentives to continue long-term service as a key employee of Metris in consideration of a $5 million loan and other compensation, including: a bonus payment, with a tax gross-up amount, for interest accrued on the loan; option reloads; and restricted stock awards. We discuss our agreement with Mr. Zebeck in greater detail in the "Compensation Committee Report on Executive Compensation--Compensation of the Chief Executive Officer" section on page 20 of this Proxy Statement.

Do Any Directors Have Relationships With Entities Doing Business With the
Company?

   Derek V. Smith. One of the Audit Committee members, Derek V. Smith, is Chairman of the Board of ChoicePoint Inc., a company that began providing information-related services to us on a regular basis in April 2000. In 2000, we paid ChoicePoint $62,560 for background and credit checks of prospective employees. We paid ChoicePoint $9,854 for those services in January 2001 and estimate that fees for 2001 will be approximately $90,000. In 2000, we also paid ChoicePoint $5,000 in connection with a data analysis project and $5,048 to provide us with prospect names for marketing campaigns.

   Directors Representing Our Series C Preferred Stock. All of our Preferred Stockholders, and the four directors representing them--C. Hunter Boll, Thomas
M. Hagerty, David V. Harkins and Thomas H. Lee--are affiliates of Thomas H. Lee Partners, L.P. On the March 23, 2001 record date, the outstanding shares of Series C Preferred Stock were convertible into approximately (a) 33.7 million shares of Common Stock, or 34.9% of our Common Stock on a diluted basis, and
(b) 1.9 million shares of nonvoting Series D Preferred Stock. Our auditor, KPMG LLP, also provides services to affiliates of the Thomas H. Lee Partners, L.P. on a periodic basis.

--------------------------------------------------------------------------------
        Persons Owning More than Five Percent of Company's Common Stock
--------------------------------------------------------------------------------

   The following table sets forth information with respect to persons we know to be the beneficial owner of more than 5% of our outstanding Common Stock on March 23, 2001. We have based the information with respect to American International Group, Inc. solely on a Form 13F report filed with the SEC for the period ended December 31, 2000. We have based the information with respect to NewSouth Capital Management, Inc. solely on a Form13G report filed with the SEC on February 9, 2001. If you wish, you may obtain these reports from the SEC or through one of several websites that provide filings with the SEC on the EDGAR database.

                                                 Number of Shares    Percent
      Name and Address of Beneficial Owner     Beneficially Owned(1) of Class
      ------------------------------------     --------------------- --------
      Thomas H. Lee(2)........................      34,793,683         35.6%
        Thomas H. Lee Partners, L.P.
        75 State Street
        Boston, MA 02110
      THL Equity Advisors IV, LLC(2)..........      34,112,846         35.2%
        Thomas H. Lee Partners, L.P.
        75 State Street
        Boston, MA 02110
      Thomas H. Lee Equity Fund IV, L.P.(2)...      30,136,974         32.4%
        Thomas H. Lee Partners, L.P.
        75 State Street
        Boston, MA 02110
      American International Group, Inc. .....       4,981,539          7.9%
        John McStay Investment Counsel L.P.
        70 Pine Street
        New York, NY 10270
      NewSouth Capital Management, Inc. ......       4,227,316          6.7%
        1000 Ridgeway Loop Road, Suite 233
        Memphis, TN 38120

--------
(1) "Beneficial ownership" is a technical term broadly defined under the Securities Exchange Act of 1934 to mean more than ownership in the usual sense. So, for example, you beneficially own our Common Stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days. American International Group, Inc.
     and NewSouth Capital Management, Inc. are institutional investment managers. American International Group shares investment power over the 4,981,539 shares, shares voting power over 4,751,087 shares and has no voting power over the other 230,452 shares. NewSouth has sole investment power over the 4,227,316 shares, sole voting power over 4,195,316 of the shares and shared voting power over 32,000 of the shares.
(2) Thomas H. Lee's beneficial ownership includes the shares beneficially owned by THL Equity Advisors IV, LLC and other affiliates of Thomas H. Lee Partners, L.P. THL Equity Advisors IV, LLC's beneficial ownership includes all of the shares beneficially owned by Thomas H. Lee Equity Fund IV, L.P., the 1,042,205 shares beneficially owned by Thomas H. Lee Foreign Fund IV, L.P. and the 2,933,667 shares beneficially owned by Thomas H. Lee Foreign Fund IV-B, L.P.

--------------------------------------------------------------------------------
                 Company Stock Owned by Officers and Directors
                             (As of March 23, 2001)
--------------------------------------------------------------------------------

   The following table contains information as to the ownership of the Company's Common Stock as of March 23, 2001, with respect to (a) each of the directors, (b) the named executive officers, and (c) all directors and executive officers as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 of Section 13 of the Securities Exchange Act of 1934. Under that rule, a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to the securities or has the right to acquire beneficial ownership within 60 days of March 23, 2001.

                                                    Number of Shares
                                                    of Common Stock   Percent
      Name of Beneficial Owner                     Beneficially Owned of Class
      ------------------------                     ------------------ --------
      Thomas H. Lee...............................     34,793,683 (1)   35.6%
      Ronald N. Zebeck............................      2,059,811 (2)    3.2%
      Lee R. Anderson, Sr. .......................        338,733 (3)      *
      David V. Harkins............................        132,867 (4)      *
      Frank D. Trestman...........................        112,500 (5)      *
      C. Hunter Boll..............................        103,390 (6)      *
      Thomas M. Hagerty...........................        103,390 (7)      *
      Derek V. Smith..............................         58,500 (8)      *
      John A. Cleary..............................         40,500 (9)      *
      Walter Hoff.................................         15,000(10)      *
      Edward B. Speno.............................         15,000(11)      *
      Douglas L. Scaliti..........................        403,176(12)      *
      David D. Wesselink..........................        253,569(13)      *
      David R. Reak...............................        199,753(14)      *
      Joseph A. Hoffman...........................        167,222(15)      *
      All directors and executive officers as a
       group (20 persons).........................     39,098,768(16)   39.0%

--------
(*)  Less than 1%
(1) Includes 34,778,683 shares of Common Stock that may be acquired through the conversion of Series C and D Preferred Stock. Of those 34,778,683 shares:
    (a) 34,112,846 shares are beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner; (b) 460,981 shares are beneficially owned by the 1997 Thomas H. Lee Nominee Trust; (c) 196,085 shares are beneficially owned by Thomas H. Lee Charitable Investment L.P.; and (d) 8,771 shares are beneficially owned by THL-CCI Limited Partnership, which may also be deemed to be beneficially owned by THL Investment Management Corp. Mr. Lee may be deemed to beneficially own these shares because he acts as (a) General Director; (b) settlor and beneficiary; (c) General Partner; and (d) sole shareholder, respectively, of these entities. Mr. Lee disclaims beneficial ownership of all shares except for those shares owned by the 1997 Thomas H. Lee Nominee Trust and except to the extent of his pecuniary interest in those shares owned by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Foreign Fund IV-B, L.P. and THL-CCI Limited Partnership. Also includes 15,000 shares that Mr. Lee has the right to acquire within 60 days of March 23, 2001 through the exercise of stock options.
(2) Includes (a) 391,430 shares of Restricted Common Stock issued pursuant to our Long-Term Incentive and Stock Option Plan; (b) stock units representing 21,064 shares of vested but unissued Common Stock credited to Mr. Zebeck's Deferred Stock Account in our Annual Incentive Bonus Plan for Designated Corporate Officers; and (c) 764,403 shares of Common Stock that Mr. Zebeck has the right to acquire within 60 days of March 23, 2001, through the exercise of stock options.

(3) Includes 52,500 shares of Common Stock that Mr. Anderson has the right to acquire within 60 days of March 23, 2001, through the exercise of stock options.
(4) Includes the following shares of Common Stock which may be acquired through the conversion of Series C and D Preferred Stock: (a) 106,039 shares are beneficially owned by Mr. Harkins; and (b) 11,828 shares are beneficially owned by the 1995 Harkins Gift Trust. Mr. Harkins disclaims beneficial ownership of the Trust shares. Also includes 15,000 shares that Mr. Harkins has the right to acquire within 60 days of March 23, 2001, through the exercise of stock options.
(5) Includes 67,500 shares of Common Stock that Mr. Trestman has the right to acquire within 60 days of March 23, 2001, through the exercise of stock options.
(6) Includes the following shares of Common Stock that Mr. Boll has the right to acquire within 60 days of March 23, 2001: 15,000 shares through the exercise of stock options and 88,390 shares through the conversion of Series C and D Preferred Stock.
(7) Includes the following shares of Common Stock that Mr. Hagerty has the right to acquire within 60 days of March 23, 2001: 15,000 shares through the exercise of stock options and 88,390 shares through the conversion of Series C and D Preferred Stock.
(8) Includes 52,500 shares of Common Stock that Mr. Smith has the right to acquire within 60 days of March 23, 2001, through the exercise of stock options.
(9) Includes 37,500 shares of Common Stock that Mr. Cleary has the right to acquire within 60 days of March 23, 2001, through the exercise of stock options.
(10) Includes 15,000 shares of Common Stock that Mr. Hoff has the right to acquire within 60 days of March 23, 2001, through the exercise of stock options.
(11) Includes 15,000 shares of Common Stock that Mr. Speno has the right to acquire within 60 days of March 23, 2001, through the exercise of stock options.
(12) Includes (a) stock units representing 6,529 shares of vested but unissued Common Stock credited to Mr. Scaliti's Stock Purchase Account in our Management Stock Purchase Plan; and (b) 382,987 shares of Common Stock that Mr. Scaliti has the right to acquire within 60 days of March 23, 2001, through the exercise of stock options.
(13) Includes (a) stock units representing 13,961 shares of vested but unissued Common Stock credited to Mr. Wesselink's Deferred Stock Account in our Annual Incentive Bonus Plan for Designated Corporate Officers; (b) stock units representing 9,797 shares of vested but unissued Common Stock credited to Mr. Wesselink's Stock Purchase Account in our Management Stock Purchase Plan; and (c) 217,812 shares of Common Stock that Mr. Wesselink has the right to acquire within 60 days of March 23, 2001, through the exercise of stock options. Also includes 450 shares of Common Stock held by Mr. Wesselink's son.
(14) Includes (a) stock units representing 3,453 shares of vested but unissued Common Stock credited to Mr. Reak's Stock Purchase Account in our Management Stock Purchase Plan; and (b) 190,300 shares of Common Stock that Mr. Reak has the right to acquire within 60 days of March 23, 2001, through the exercise of stock options.
(15) Includes (a) stock units representing 8,349 shares of vested but unissued Common Stock credited to Mr. Hoffman's Stock Purchase Account in our Management Stock Purchase Plan; and (b) 148,300 shares of Common Stock that Mr. Hoffman has the right to acquire within 60 days of March 23, 2001, through the exercise of stock options. Also includes 7,500 shares held by Mr. Hoffman's spouse.
(16) Includes (a) 391,430 shares of Restricted Common Stock issued pursuant to our Long-Term Incentive and Stock Option Plan; (b) stock units representing 35,025 shares of vested but unissued Common Stock credited to Deferred Stock Accounts in our Annual Incentive Bonus Plan for Designated Corporate Officers; (c) stock units representing 40,848 shares of vested but unissued Common Stock credited to Stock Purchase Accounts in our Management Stock Purchase Plan; (d) 2,282,639 shares of Common Stock that the directors and executive officers have the right to acquire within 60 days of March 23, 2001, through the exercise of stock options; and (e) 35,073,330 shares of Common Stock through the conversion of Series C and D Preferred Stock.

--------------------------------------------------------------------------------
                  Compensation Tables and Compensation Matters
--------------------------------------------------------------------------------

                           Summary Compensation Table

                                                                      Long-Term
                                     Annual Compensation            Compensation
                               -------------------------------- ---------------------
                                                                       Awards
                                                                ---------------------
                                                                Restricted Securities
                                                   Other Annual   Stock    Underlying  All Other
Name and Principal              Salary    Bonus    Compensation   Awards    Options   Compensation
Position(*)                     ($)(a)    ($)(b)      ($)(c)      ($)(d)     (#)(e)      ($)(f)
------------------             -------- ---------- ------------ ---------- ---------- ------------
Ronald N. Zebeck........  2000 $786,153 $1,964,384   $175,055   $2,340,536 1,466,773    $442,411
Chairman and Chief        1999 $681,827 $1,280,676   $123,286   $4,080,189   538,764    $364,537
Executive Officer         1998 $587,212 $1,081,534   $ 81,409   $        0   600,000    $ 47,626
David D. Wesselink......  2000 $340,962 $  697,475   $148,829   $  116,246   161,590    $442,303
Vice Chairman             1999 $300,000 $  470,250   $136,792   $   78,375   115,500    $348,815
                          1998 $ 11,538 $        0   $  1,086   $        0   150,000    $      0
Douglas L. Scaliti......  2000 $279,111 $  561,493   $107,368   $   18,716   153,024    $127,432
President, Chief
 Operating Officer,       1999 $217,987 $  342,421   $ 56,352   $   34,242    78,300    $ 98,837
Enhancement Services      1998 $171,355 $  276,616   $ 35,699   $        0   180,000    $ 19,982
Joseph A. Hoffman.......  2000 $246,793 $  496,763   $ 82,823   $   41,397    85,186    $112,878
Executive Vice
 President,               1999 $206,538 $  399,107   $ 50,405   $   27,009    40,800    $ 91,333
Consumer Credit Card
 Marketing                1998 $138,846 $  262,656   $ 47,906   $        0    60,000    $ 11,214
David R. Reak...........  2000 $249,205 $  498,268   $ 52,676   $   16,609    85,262    $107,598
Executive Vice
 President,               1999 $192,201 $  350,000   $ 30,675   $   11,667    45,300    $ 83,727
Risk Management/Recovery  1998 $136,848 $  154,400   $ 23,606   $        0    90,000    $ 20,380

--------
(*) Mr. Wesselink commenced employment with Metris Direct, Inc. in December 1998. Mr. Hoffman commenced employment with Metris Direct, Inc. in April 1998.
(a)  Amounts in this column include base pay and paid time off.
(b) Amounts in this column include signing bonuses for Mr. Hoffman of $75,000 in 1999 and $100,000 in 1998.
(c) Amounts reported under this column include perquisites such as auto maintenance, auto allowance, and club dues and also include executive medical reimbursement, tax preparation and spousal travel, and gross up payments to pay income taxes on such amounts. In 1998, separate auto maintenance and allowances and club dues (with respect to those executives other than the CEO) were eliminated in favor of one perk allowance. Amounts paid that represent more than 25% of total perquisites for each named executive officer for each of the fiscal years above are as follows:
     (1) 2000: Mr. Zebeck received a tax gross-up amount of $50,327; Mr. Wesselink received $56,707 for commuting expenses and a tax gross-up amount of $53,783; Mr. Scaliti received a tax gross-up amount of $29,398; Mr. Hoffman received a perk allowance of $26,052; and Mr. Reak received a perk allowance of $26,052; (2) 1999: Mr. Zebeck received a perk allowance of $37,200 and a tax gross-up amount of $31,368; Mr. Wesselink received $57,792 for commuting expenses and a tax gross-up amount of $50,807; Mr. Scaliti received a perk allowance of $26,052; Mr. Hoffman received a perk allowance of $26,052; and Mr. Reak received a perk allowance of $26,052; and (3) 1998: Mr. Zebeck received a perk allowance of $37,100 and club dues of $20,869; Mr. Wesselink received a perk allowance of $1,086; Mr. Scaliti received a perk allowance of $26,052; Mr. Hoffman received a perk allowance of $14,561, moving expenses of $14,673 plus a gross up amount for taxes on those expenses in the amount of $12,800; and Mr. Reak received a perk allowance of $20,556.
(d) Amounts reported in this column include the dollar value of restricted stock awards granted to Mr. Zebeck on April 1, 1999, February 1, 2000 and December 5, 2000. At December 31, 2000, the dollar value of the aggregate of 391,430 shares of restricted stock granted to Mr. Zebeck was $10,299,502. Amounts reported in this column also include the dollar value of the Company match of bonus deferrals that are credited as units in stock purchase accounts established under our Amended and Restated Annual Incentive Bonus Plan for Designated Corporate Officers and our

   Management Stock Purchase Plan. The Company match is credited to the stock purchase accounts as restricted stock units. The restricted stock units vest on December 31, 2002. At December 31, 2000, the number and dollar value of restricted stock units were as follows: (1) Mr. Zebeck: 1,778.72 units valued at $46,803; (2) Mr. Wesselink: 3,265.63 units valued at $85,297; (3) Mr. Scaliti: 1,426.75 units valued at $37,541; (4) Mr.
   Hoffman: 1,125.37 units valued at $29,611; and (5) Mr. Reak: 486.11 units valued at $12,791.
(e) Amounts represent option grants to purchase the Company's Common Stock under the Metris Companies Inc. Amended and Restated Long-Term Incentive and Stock Option Plan.
(f) The amounts disclosed in this column include, for each of the years listed: (1) 2000: Supplemental Executive Retirement Plan (SERP) payments of $394,179 for Mr. Zebeck, $425,286 for Mr. Wesselink, $112,233 for Mr. Scaliti, $97,812 for Mr. Hoffman and $92,530 for Mr. Reak; Non-Qualified Deferred Restorative Retirement Plan payments of $9,000 for Messrs. Zebeck, Wesselink, Scaliti, Hoffman and Reak; 401(k) matching contributions in the amount of $5,000 for Mr. Zebeck, and $5,100 for Messrs. Wesselink, Scaliti, Hoffman and Reak. (2) 1999: Supplemental Executive Retirement Plan (SERP) payments of $330,846 for Mr. Zebeck, $339,372 for Mr. Wesselink, $83,207 for Mr. Scaliti, $77,589 for Mr. Hoffman and $67,874 for Mr. Reak; Nonqualified Deferred Restorative Retirement Plan payments of $4,200 for each of Messrs. Zebeck, Wesselink, Reak and Scaliti and $2,873 for Mr. Hoffman; 401(k) matching contributions in the amount of $3,900 for Mr. Zebeck, $0 for Mr. Wesselink, $5,000 for Mr. Scaliti, $3,719 for Mr. Hoffman and $4,834.06 for Mr. Reak; a key person life insurance premium of $6,603 for Mr. Zebeck; premiums for disability insurance and life insurance in the amount of $14,187 for Mr. Zebeck, $4,864 for Mr. Wesselink, $1,630 for Mr. Scaliti, $2,352 for Mr. Hoffman and $595 for Mr. Reak; and qualified profit sharing matches in the amount of $4,800 for Messrs. Zebeck, Scaliti, Hoffman and Reak and $379 for Mr. Wesselink. (3) 1998: Non-Qualified Deferred Compensation match of $10,000 for Messrs. Zebeck, Scaliti, Hoffman and Reak. A $9,000 restorative match was paid to Messrs. Zebeck, Scaliti and Reak because they were unable to participate in the Company's 401(k) Plan. Messrs. Wesselink and Hoffman were not eligible to participate in the restorative match because they had not met the length of service requirement. Premiums for disability insurance and life insurance were in the amount of $7,969 for Mr. Zebeck, $0 for Mr. Wesselink, $982 for Mr. Scaliti, $1,214 for Mr. Hoffman and $595 for Mr. Reak. In addition, Mr. Zebeck received an unvested pension payout gross-up in the amount of $20,658 from the Fingerhut Pension Plan.

   The following table shows information concerning stock options granted during the fiscal year ended December 31, 2000, for the named executive officers:

                       Option Grants in Last Fiscal Year
                               Individual Grants

                               Number of         % of Total
                         Securities Underlying Options Granted Exercise             Grant Date
                            Options Granted    to Employees in   Price   Expiration   Present
Name                            (#)(a)              2000       ($/Share)    Date     Value(b)
----                     --------------------- --------------- --------- ---------- -----------
Ronald N. Zebeck........        153,846              3.69%      $24.42     2/1/10   $ 1,632,414
                                153,846              3.69%      $24.42     2/1/10   $ 1,998,536
                                    150              0.01%      $24.67     6/1/10   $     1,679
                                997,751             23.90%      $25.08     6/2/10   $15,881,702
                                 80,590              1.93%      $23.69    12/5/10   $ 1,082,912
                                 80,590              1.93%      $23.69    12/5/10   $ 1,284,484
David D. Wesselink......         33,750              0.81%      $24.42     2/1/10   $   358,111
                                 33,750              0.81%      $24.42     2/1/10   $   438,429
                                    150              0.01%      $24.67     6/1/10   $     1,679
                                 50,000              1.20%      $38.88    9/14/10   $   938,865
                                 21,970              0.53%      $23.69    12/5/10   $   295,217
                                 21,970              0.53%      $23.69    12/5/10   $   350,169
Douglas L. Scaliti......         33,750              0.81%      $24.42     2/1/10   $   358,111
                                 33,750              0.81%      $24.42     2/1/10   $   438,429
                                    150              0.01%      $24.67     6/1/10   $     1,679
                                 50,000              1.20%      $38.88    9/14/10   $   938,865
                                 17,687              0.42%      $23.69    12/5/10   $   237,666
                                 17,687              0.42%      $23.69    12/5/10   $   281,904
Joseph A. Hoffman.......         30,000              0.72%      $24.42     2/1/10   $   318,321
                                 30,000              0.72%      $24.42     2/1/10   $   389,715
                                    150              0.01%      $24.67     6/1/10   $     1,679
                                 12,518              0.30%      $23.69    12/5/10   $   168,208
                                 12,518              0.30%      $23.69    12/5/10   $   199,518
David R Reak............         30,000              0.72%      $24.42     2/1/10   $   318,321
                                 30,000              0.72%      $24.42     2/1/10   $   389,715
                                    150              0.01%      $24.67     6/1/10   $     1,679
                                 12,556              0.30%      $23.69    12/5/10   $   168,719
                                 12,556              0.30%      $23.69    12/5/10   $   200,124

--------
(a) These options were granted under the Metris Companies Inc. Amended and Restated Long-Term Incentive and Stock Option Plan and expire 10 years after their grant date. The June 1, 2000 grants vest in full at the earlier of (a) June 1, 2003 or (b) when the price per share of the Common Stock closes at or above $50 per share. The September 14, 2000 grants vest in equal increments over four years. The February 1, 2000 and December 5, 2000 grants vest as follows: (a) 50% of the grant in equal increments over four years; and (b) 50% based on Company and industry financial performance criteria, in three equal increments over a three-year minimum and six-year maximum period, and beginning: (1) at the earliest -- one year after the grant date and (2) at the latest -- four years after the grant date. The June 2, 2000 grant to Mr. Zebeck vests on June 2, 2005. See "Compensation Committee Report on Executive Compensation--Compensation of the Chief Executive Officer" on page 20 of this Proxy Statement for more information regarding Mr. Zebeck's June 2, 2000 option grant.
(b) These dollar amounts are the result of calculations of the present value of the grant at the date of grant using the Black-Scholes option pricing model and the following assumptions: 0.1% dividend yield, 58.4% expected volatility, 6.4% risk-free interest rate and six year expected life. The actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock.

   The following table indicates for each of the named executive officers information concerning the number and value of exercisable and unexercisable in-the-money options as of December 31, 2000.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

                                                           Number of      Value of Unexercised
                                                      Unexercised Options In-the-Money Options
                                                        At 12/31/00 (#)    at 12/31/00 ($)(1)
                                                      ------------------- --------------------
                         Shares Acquired    Value        Exercisable/         Exercisable/
Name                     on Exercise (#) Realized ($)    Unexercisable       Unexercisable
----                     --------------- ------------    -------------    --------------------
Ronald N. Zebeck........    1,968,225    $47,840,127         367,608          $ 4,792,689
                                                           2,837,929          $19,327,319
David D. Wesselink......            0    $         0          89,437          $ 1,165,239
                                                             287,653          $ 2,464,207
Douglas L. Scaliti......       15,000    $   306,906         363,300          $ 5,152,208
                                                             103,024          $   220,759
Joseph A. Hoffman.......            0    $         0         130,800          $ 1,664,540
                                                              85,262          $   179,653
David R. Reak...........            0    $         0         202,800          $ 2,839,215
                                                              85,186          $   179,454

--------
(1) The value of unexercised in-the-money options represents the aggregate difference between the market value on December 31, 2000, based on the closing price of our Common Stock, as reported on the New York Stock Exchange, Inc. and the applicable exercise prices and other amounts paid to obtain the shares.

Retirement Plans

   Metris Retirement Plan. In January 1997, we adopted a defined contribution profit sharing plan (the "Metris Retirement Plan 401(k)"). The Metris Retirement Plan 401(k) stipulates that eligible employees may elect to contribute to the plan. We match 50% of pretax contributions of up to 6% of recognized income. In addition, the Metris Retirement Plan 401(k) provides for a discretionary profit sharing contribution, which, if declared, is made to accounts of employees with at least one year of service. In 1999, we contributed, as a discretionary profit sharing contribution, 3% of recognized income for eligible employees. There were no profit sharing contributions made for 2000.

   Deferred Compensation Plans. On March 1, 1998, we adopted a Deferred Compensation Plan that covered those employees not eligible to participate in the Metris Retirement Plan 401(k) for fiscal year 1998. The Deferred Compensation Plan, set up for selected management employees, provided that certain employees may defer compensation of up to $10,000, with interest accruing on amounts deferred. We matched the deferral. Deferral and matching did not continue in 1999, although amounts in the plan remained in the investment plans. In 2000, we rolled existing account balances into the new Deferred Restorative Retirement Plan, described below.

   Deferred Restorative Retirement Plan. On November 2, 1999, the Compensation Committee adopted a Deferred Restorative Retirement Plan (the "DRRP") that is limited to a select group of management and highly compensated employees of the Company as a means of sheltering a portion of income from current taxation while accumulating resources for future investments or retirement. The DRRP is designed to make whole an employee whose benefits under the Metris Retirement Plan 401(k) are limited by the application of Section 415 of the Internal Revenue Code. Section 415 limits the amount of contributions that can be made to a defined contribution plan on behalf of an employee. Under the DRRP, participants may defer up to 15% of their salary and bonus with a maximum compensation level of $300,000. The plan mirrors the Metris Retirement Plan 401(k), allowing for a 50% match on the first 6% of eligible compensation deferred by the employee. The

DRRP also restores the discretionary profit match if allocated under the Metris Retirement Plan for compensation recognized above the Section 415 limit up to $300,000.

   Supplemental Executive Retirement Plan. In October 1999, the Compensation Committee adopted a Supplemental Executive Retirement Plan (the "SERP") that covers our officers or other senior management employees who are selected for participation by the Compensation Committee and the Chief Executive Officer. The SERP is an account balance plan to which we make annual contributions targeted to provide a specified benefit at retirement. Under the SERP, we will pay a benefit to a participant whose employment relationship with us is completely severed either (a) at age 65 or (b) if the participant has five years of plan participation, at or after age 55. The annual retirement benefit payable under the SERP is targeted to equal 60% of the average of the participant's final five years of salary and bonus with us. Upon a change in control of the Company, a termination of the participant's employment will be deemed to have occurred and, for purposes of determining eligibility for benefits, a participant will be deemed to have reached the age of retirement and completed five years of plan participation. If a participant dies before the participant's employment terminates, the death will be treated as a termination of employment and the participant will be deemed to have reached the age of retirement and completed five years of plan participation. Benefits under the SERP will be paid in fifteen annual installments, commencing no later than 60 days after the last day of the year in which the participant retires. The calendar year 2000 Company contribution under the SERP for the Chief Executive Officer and each of the other named executive officers who are participants are as follows: Mr. Zebeck, $394,179; Mr. Wesselink, $112,233; Mr. Scaliti, $92,530; Mr. Hoffman, $97,812; and Mr. Reak, $92,530. These contributions are calculated based on actuarial assumptions regarding years of participation and future investment return on participants' account balances. We have assumed that these officers will remain participants in the SERP until age 65.

Bonus Plans

   We have two bonus plans: an Amended and Restated Annual Incentive Bonus Plan for Designated Corporate Officers and a Management Incentive Bonus Plan. To date, only our Chief Executive Officer, Mr. Zebeck, and our Vice Chairman, Mr. Wesselink, have participated in the Amended and Restated Annual Incentive Bonus Plan for Designated Corporate Officers, although the Compensation Committee can select other participants from those employees who are Executive Vice Presidents or Senior Vice Presidents. Our other executives and certain employees participate in the Management Incentive Bonus Plan.

   The Amended and Restated Annual Incentive Bonus Plan for Designated Corporate Officers is designed to ensure the tax deductibility of the bonus we pay to our most highly compensated executives. We determine the maximum bonus payable under this plan by applying performance factors, which are formulas and percentages, to one or more performance criteria specified by the plan. The Compensation Committee approves the performance factors and the particular criteria used for the bonus calculation. The plan was originally approved by shareholders at the 1997 Annual Meeting, and amendments to the plan were approved by the shareholders at the 1998 and 1999 Annual Meetings.

   Payouts under the Management Incentive Bonus Plan are based upon two components: Our performance as measured by targets selected by the Compensation Committee and management objectives personally set for each employee and approved by the Chief Executive Officer. The weight accorded each component depends upon the position level of the employee. The more senior the position, the more likely an employee's actions and decisions directly affect our performance. Such employees' bonuses will depend heavily upon reaching objective targets of our performance. Less senior employees' bonuses will instead depend more heavily upon reaching individually tailored goals.

Amended and Restated Long-Term Incentive and Stock Option Plan

   Under our Amended and Restated Long-Term Incentive and Stock Option Plan, our employees may be granted stock options, stock appreciation rights or other stock based awards (including restricted stock awards, performance-based stock awards and cash awards). The Compensation Committee may make individual awards or a general grant to employees. This stock-based plan was approved by shareholders in 1997, and amendments to the plan were approved by the shareholders in 1998 and 1999. In 2000, the Compensation Committee decided to grant options on a semiannual basis. We anticipate that the grant dates will be in May and December.

Management Stock Purchase Plan; Incentive Plan for Designated Corporate
Officers

   On May 11, 1999, our shareholders approved a Management Stock Purchase Plan and an Amended and Restated Annual Incentive Bonus Plan for Designated Corporate Officers, which both allow a participant to defer up to 50% of his or her bonus. As discussed above, our Chairman and CEO, Mr. Zebeck, and our Vice Chairman, Mr. Wesselink, participate in the Plan for Designated Corporate Officers. Any employee whose job title is Senior Vice President or higher and who participates in the Management Incentive Bonus Plan is eligible to participate in the Management Stock Purchase Plan.

   The amount deferred under either plan is credited to a stock purchase account as stock units representing unissued Common Stock. We will match the deferred amount at a rate equal to $1 for every $3 contributed by the participant. The participant's contribution is immediately vested and our match vests on the third anniversary of the end of the bonus calendar year. Unless a participant's employment is terminated, amounts contributed to the stock purchase account must remain in the account for three years, except for contributions during the first year of the plans, which must remain in the account for two years.

Change of Control Severance Agreements

   We have entered into Change of Control Severance Agreements with key employees, including each of the named executive officers in this Proxy Statement. These agreements are intended to provide continuity of management in the event of a change of control. Each agreement provides that the covered employee be assured of certain salary and compensation while employed during the two-year period after a change of control (the "Post Change Period"), and also provides severance payments if the Company terminates employment of the covered employee, other than for death, disability or cause, or if such employee terminates his or her employment for "good reason," as defined in the agreement.

   While employed during the Post-Change Period, each covered employee will be paid an annual salary at least equal to 12 times such employee's highest monthly base salary paid during the 12-month period prior to the change of control event (the "Guaranteed Base Salary"). In addition, the covered employee will be entitled to participate in all incentive compensation, retirement and welfare plans applicable to peer executives at the Company, but in no event shall such incentive compensation, retirement and welfare plans be on terms less favorable to the employee than the most favorable provided to the employee under plans in effect 90 days prior to the change of control. All outstanding stock options granted to the covered employee will become fully vested upon the occurrence of a change of control event. To the extent such options are forfeited, the covered employee will be entitled to receive a cash payment equal to the aggregate difference between the fair market value of Company stock underlying such forfeited options and the exercise price to purchase such stock.

   The severance payments to be made if the employee is terminated without cause or if he or she resigns with "good reason" during the Post-Change Period include the following:

  (a) an amount equal to the Guaranteed Base Salary and accrued vacation through the applicable termination date;

  (b) a lump sum payment in cash equal to a certain number times the covered employee's Guaranteed Base Salary plus the highest annual bonus paid to such covered employee during the preceding two years (the "Guaranteed Bonus");

  (c)  a pro rata Guaranteed Bonus for the year of termination;

  (d) all deferred amounts under any Company non-qualified deferred compensation or pension plan, together with accrued but unpaid earnings thereon;

  (e) an amount equal to the unvested portion of the executive officer's accounts, accrued benefits or payable amounts under any qualified plan, and certain pension, profit sharing and retirement plans we maintain; and

  (f)  an amount equal to fees and costs charged by an outplacement firm.

   In addition, we have agreed, for a certain year period following the applicable executive officer's termination date, to continue to provide to such executive officer certain welfare benefits including, but not limited to, medical, dental, disability, salary continuance, individual life and travel accident insurance on terms at least as favorable as provided to other executives during the 90 day period preceding the change of control event.

   Each agreement provides that we shall make an additional "gross up payment" if the covered employee would receive a payment deemed an "excess parachute payment" under the Internal Revenue Code of 1986, as amended (the "Code") to pay any excess tax pursuant to Section 4999 of the Code. We will not be able to deduct any excess parachute payments, if any, made to executive officers under the agreements nor any payment of any "gross up" for payment of the tax.

   Each covered employee signing a Severance Agreement agrees for a period of years, equal to the number by which his or her Guaranteed Base Salary and Guaranteed Bonus is multiplied for the determination of severance, not to compete with us. The number of years and the number by which the Guaranteed Salary and Guaranteed Bonus are multiplied for each of the named executive officers are as follows:

       Name                                                               Number
       ----                                                               ------
       Zebeck............................................................    3
       Wesselink.........................................................    2
       Scaliti...........................................................    2
       Hoffman...........................................................    2
       Reak..............................................................    2

   A "change of control" under the agreements occurs if any of the following events occur:

  (a) "any person" as defined in the Securities Exchange Act of 1934 acquires beneficial ownership, as defined in the Exchange Act, of more than 30% of the Common Stock of the Company, except under Mr. Wesselink's agreement, in which the ownership percentage is 50%;

  (b) individuals who constitute the Board prior to a change of control ceases to constitute a majority of the Board; or

  (c) certain corporate reorganizations, including certain mergers, sale of substantially all of the assets or liquidation or dissolution occurs.

The issuance of the Series C Preferred Stock to affiliates of Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, on June 1, 1999, constituted a change of control under these agreements. Mr. Zebeck waived this "change of control" under his agreement.

Key Person Life Insurance

   We provide an insurance death benefit for Mr. Zebeck in the amount of $25,000,000. We are the beneficiary of $20,000,000 and Mr. Zebeck's spouse is the beneficiary of $5,000,000.

--------------------------------------------------------------------------------
                               Performance Graph
--------------------------------------------------------------------------------

   The following graph compares the cumulative total shareholder return on the Company's Common Stock since October 24, 1996 (the time of our initial public offering), with the cumulative return for the S&P 500 Index and the S&P Consumer Finance Index over the same period, assuming the investment of $100 on October 24, 1996 and reinvestment of gross dividends.


                        [PERFORMANCE GRAPH APPEARS HERE]

   TOTAL RETURN             10/24/96 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
   ------------             -------- -------- -------- -------- -------- --------
   Metris Common Stock.....   $100   $150.00  $214.25  $315.05  $447.32  $495.25
   S&P 500 Index...........   $100   $107.04  $142.81  $184.02  $222.02  $203.93
   S&P Consumer Fin.
    Index..................   $100   $108.89  $146.78  $197.92  $205.05  $285.71

--------------------------------------------------------------------------------
            Compensation Committee Report on Executive Compensation
--------------------------------------------------------------------------------

Compensation Policies

   The Board has delegated to the Compensation Committee (the "Committee") the authority to review, set and administer our compensation plans, subject to ratification by the full Board as to compensation paid to the Chairman and Chief Executive Officer. The Committee is comprised entirely of non-employee directors.

   The Committee has established compensation guidelines to achieve four basic goals:

  . promote stock ownership for key executives to align their compensation with shareholder interests;

  . allow us to attract, retain and motivate executives of the highest caliber;

  . align compensation directly with shareholder market value through earnings per share performance goals and accomplishment of team or individual objectives; and

  .  establish annual incentives based on aggressive performance goals.

   For 2000, these policies were achieved through a compensation program consisting of base salary, short-term incentive compensation in the form of bonuses and long-term stock options.

Base Salaries of Executive Officers other than the Chief Executive Officer

   Each year the Committee reviews base salaries of the senior officers, including the executive officers named in this Proxy Statement in the section entitled "Compensation Tables and Compensation Matters." In determining base salaries, the Committee considers the range of salaries paid to similar officers at comparable companies. In addition, the Committee makes subjective judgments concerning individual performance of the executive officer.

   This year, the Committee commissioned an external human resources consulting firm to evaluate external market comparisons. This evaluation demonstrated that we pay below market as to base salaries, but slightly higher than market when bonuses are considered. This is consistent with our goal to reward employees based upon our performance.

Bonuses Paid to Executive Officers other than the Chief Executive Officer

   In 2000, other than our Chairman and Chief Executive Officer and our Vice Chairman, who participate in the Amended and Restated Annual Incentive Bonus Plan for Designated Corporate Officers, the executive officers and other corporate officers and employees participated in the 2000 Metris Companies Inc. Management Incentive Bonus Plan ("Incentive Plan"). Payouts under the Incentive Plan for 2000 were based on two components: (1) earnings per share we achieved; and (2) management objectives personally set for each of the employees. Senior employee bonuses are largely dependent on achievement of earnings per share. For the named executive officers other than the Chief Executive Officer, 85% of their bonus was dependent upon attaining the earnings per share objective.

Stock Options for Executive Officers other than the Chief Executive Officer

   In 2000, all executive officers and other key employees were granted non-qualified stock options under our Amended and Restated Long-Term Incentive and Stock Option Plan. During the year, options played a significant role in attracting superior employees. In addition, options were granted to executives and employees whose individual performances demonstrated continued excellence.

   The options granted in the past year generally provided that they would expire in ten years. The June 1, 2000 option grants vest in full at the earlier of (a) June 1, 2003 or (b) when the price per share of the Common

Stock closes at or above $50 per share. The September 14, 2000 option grants vest in equal increments over four years from September 14, 2001 to September 14, 2004. The February 1, 2000 and December 5, 2000 option grants vest as follows:

  . 50% of the grant in equal increments over four years from February 1, 2001 to February 1, 2004 and December 5, 2001 to December 5, 2004, respectively, and

  . 50% based on Company and industry financial performance criteria, in three equal increments over a three-year minimum and six-year maximum period, and beginning

    1. at the earliest -- one year after the grant date and

    2. at the latest -- four years after the grant date.

All stock options contained an exercise price based upon the fair market value of the Common Stock on the date of grant. The Committee uses the closing price of the stock as reflected on the New York Stock Exchange, Inc. on the day before the grant date to determine the fair market value.

Compensation of the Chief Executive Officer

   Although the full Board must ratify any Committee decision concerning the compensation paid to Ronald N. Zebeck, the Chairman and Chief Executive Officer, only the Committee may actually set such compensation. Therefore, the compensation paid to Mr. Zebeck must have the approval of the majority of the four non-employee directors.

   The Committee considered an analysis of proxy statements prepared by an independent human resources consulting firm that found that we needed to adjust our Chief Executive Officer's compensation in order to achieve parity and competitiveness with other companies. Effective March 1, 2000, the Board increased Mr. Zebeck's base salary from $700,000 to $800,000 per year, a 14% increase. Effective January 1, 2001, the Board increased Mr. Zebeck's salary by $80,000 to $880,000 per year.

   At the beginning of 2000, Mr. Zebeck met with the Committee to discuss his goals and objectives for the coming year and to set the performance goals under our Annual Incentive Plan. Based upon such discussion, the Committee decided that Mr. Zebeck's bonus would be tied entirely to certain targets for our earnings per share. For the year 2000, the earnings per share targets were exceeded by a significant margin. The Committee awarded Mr. Zebeck $1,964,384 as a bonus under the Annual Incentive Plan.

   In February, June and December of the past year, the Committee also authorized grants of options to Mr. Zebeck to purchase 307,692, 150 and 161,180 shares, respectively, of the Company's Common Stock. The exercise price was set at the fair market value in the same manner as grants made to other employees. The vesting schedule is the same as set forth above for other executive officers.

   On June 2, 2000, following Mr. Zebeck's exercise of options to purchase shares of our Common Stock, we granted him options to purchase 997,751 shares. We made this grant pursuant to our May 1999 agreement with Mr. Zebeck that provides him with incentives to continue long-term service as a key employee of Metris. Under the terms of the May 1999 agreement, Mr. Zebeck's options to purchase 997,751 shares vest on June 2, 2005, provided that he retains ownership of at least 25% of the aggregate number of shares received by him upon the exercise of the original options and any replacement options. If, prior to the fifth anniversary of the grant of any replacement option, he no longer owns at least that number of shares, Mr. Zebeck will forfeit any unexercised remaining replacement options. We described other significant terms and conditions of this agreement in the Compensation Committee Report in the Proxy Statement for the 2000 Annual Meeting of Shareholders.

   We awarded a total of 91,430 shares of restricted Common Stock to Mr. Zebeck in 2000. The restricted stock vests in 2005.

Policy on Deductibility of Compensation

   Under Section 162(m) of the Internal Revenue Code, we are generally precluded from deducting compensation in excess of $1 million per year for our Chief Executive Officer and the next four highest paid executive officers, unless payments are made under qualifying performance based plans.

   The Committee generally intends to pursue a strategy of maximizing the deductibility of compensation paid to executives. However, the Committee reserves the right to take actions it considers to be in our best interest, including the authorization of compensation without regard to deductibility.

   JOHN A. CLEARY     LEE R. ANDERSON,    DAVID V. HARKINS   FRANK D. TRESTMAN
      Chairman              SR.                Member              Member
                           Member

--------------------------------------------------------------------------------
                             Audit Committee Report
--------------------------------------------------------------------------------

   The Audit Committee of the Board of Directors of Metris Companies Inc. is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee's charter is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are Frank D. Trestman (Chairman), Walter Hoff, Derek V. Smith and Edward B. Speno.

   Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee is responsible for considering and reviewing with management and the independent auditors the adequacy of these internal controls and accounting functions. As part of fulfilling this responsibility, the Audit Committee meets and discusses these matters with the Company's internal audit personnel.

   In connection with these duties, the Audit Committee met with management and KPMG LLP, the Company's independent auditors, to review and discuss the December 31, 2000 financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm's independence.

   Based upon the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representations of management and the independent auditors, the Audit Committee recommended that the Company's Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

 FRANK D. TRESTMAN      WALTER HOFF        DEREK V. SMITH     EDWARD B. SPENO
      Chairman             Member              Member              Member

--------------------------------------------------------------------------------
                   Information Regarding Independent Auditors
--------------------------------------------------------------------------------

   The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed by KPMG LLP, our principal independent auditors, for the year ended December 31, 2000:

                                                                      Amount
                                                                    ----------
      Audit Fees................................................... $  324,000
      Financial Information Systems Design and Implementation
       Fees........................................................          0
      All Other Fees:
        Fees for Tax Services......................................    925,000
        Fees for Other Audit and Attestation Services..............    345,500
        Other Fees.................................................     20,000
                                                                    ----------
      Total Fees................................................... $1,614,500
                                                                    ==========

   The Audit Committee of our Board of Directors has considered whether, and determined that, the provision of the non-audit services described in the table above is compatible with maintaining KPMG's independence.

--------------------------------------------------------------------------------
                      Proposal One: Election of Directors
--------------------------------------------------------------------------------

How is Our Board Structured?

   Our Amended and Restated Certificate of Incorporation provides that directors, other than directors who may be elected by any series of Preferred Stock or any other securities of the Company, shall be divided into three classes, as nearly equal in number as possible. At our 2000 Annual Meeting of Shareholders, our shareholders elected one director to serve as a Class Two director for a three-year term. This year, the holders of our Common Stock will elect three directors to serve as Class Three directors for a three-year term and next year will elect two directors to serve as Class One directors for a three-year term. When each class is up for reelection, the nominees for such class will be nominated for a three-year term. These provisions create a staggered board. With a staggered board, the Board will always be comprised of directors having experience with us. The membership of each of the classes is set forth below.

                    Class One Directors: Serving Until 2002

   Lee R. Anderson, Sr. (age 61, a director since 1997), is Chairman and Chief Executive Officer of the API Group, Inc. located in St. Paul, Minnesota, a group of 23 separate construction, manufacturing, fire protection and material distribution companies operating out of 90 offices in the United States, Canada and Great Britain.

   John A. Cleary (age 69, a director since 1998) was the Chief Executive Officer of Donnelley Marketing, Inc. from 1979 until 1993. Donnelley Marketing, Inc. was a division of the Dun and Bradstreet Corporation until 1991 when it was acquired by a group of investors and senior management. Mr. Cleary continued as Chief Executive Officer until 1993 when he was elected as Vice Chairman of its Board of Directors, a position he held until 1996 when First Data Corporation acquired the company. Mr. Cleary continued as a senior advisor and consultant to the company. In 1996, Mr. Cleary founded a marketing and consumer privacy consulting firm, John Cleary Enterprises, of which he is President and which has no affiliation with the Company. Mr. Cleary is also a director of SoundWaters, Inc., a non-profit Stamford, Connecticut based environmental education organization dedicated to the preservation and protection of Long Island Sound. Mr. Cleary was also a director of The Direct Marketing Association from 1985 to 1996, and served as the Chairman of its Board from 1990 to 1991.

                     Class Two Director: Serving Until 2003

   Derek V. Smith (age 46, a director since 1997) has served as Chairman of the Board of ChoicePoint, Inc., an information services company, since May 1999 and as President and Chief Executive Officer since May 1997. He served as Executive Vice President with Equifax, Inc. and Group Executive of the Insurance Services Group of Equifax from 1993 until the spin-off of ChoicePoint from Equifax in 1997. Mr. Smith also serves as a director of The Chief Executive Leadership Institute.

   Edward B. Speno (age 64, a director since 2000) was an Executive Vice President of Credit Card Service Corporation from 1982 to 1991. Prior to joining CCSC, he was an Executive Vice President and Business Manager of Citicorp Financial, Inc. from 1977 to 1982. Mr. Speno served as Vice President of Citibank, N.A. from 1975 to 1982. He is a past director of CCC Information Service Group, Inc., CCSC and various subsidiaries, Multibank Financial Corp. and Speno Railroad Ballast Cleaning Company. Mr. Speno is a charter member of the John Carroll Society of the Archdiocese of Baltimore. He is also a member of the advisory board of the Dana and Albert Broccoli Center for Aortic Diseases at the Johns Hopkins University School of Medicine and the Fundraising Chairman for the Henry Ciccarone Center for the Prevention of Heart Disease at Johns Hopkins.

               Class Three Directors: This Year's Board Nominees
                    To Be Elected by Holders of Common Stock

   The Board has selected the following directors to be placed in Class Three, who are the nominees for election at the Annual Meeting:

   Walter Hoff (age 48, a director since 1999) is a director and the President and Chief Executive Officer of NDC Health. Prior to joining NDC Health, Mr. Hoff was an Executive Vice President of First Data Corporation from 1991 to 1997, with responsibility for First Data Card Services Group. Mr. Hoff served as Chief Financial Officer and Executive Vice President of American Express Information Services Corporation (predecessor to First Data Corporation) from 1989 to 1991.

   Frank D. Trestman (age 66, a director since 1996) has been President of Trestman Enterprises, an investment and business development firm, for the past five years. Mr. Trestman is also the Chairman of the Avalon Group, a real estate investment company. He has been a consultant to McKesson Corporation and is the former Chairman of the Board and Chief Executive Officer of Mass Merchandisers, Inc., a distributor of non-food products to grocery retailers and a former subsidiary of McKesson Corporation. Mr. Trestman is a director of Insignia Systems, Inc. and Best Buy Co., Inc. He also serves on the Board of Governors of Abbott Northwestern Hospital and on the Board of Trustees of the Harry Kay Foundation.

   Ronald N. Zebeck (age 46, a director since 1996) has been our Chairman and Chief Executive Officer since May 2000 and previously served as President and Chief Executive Officer since our incorporation in August 1996. He has been President of one of our subsidiaries, Metris Direct, Inc., since March 1994, and has served as Chairman of the Board of our subsidiary Direct Merchants Credit Card Bank, National Association since July 1995. Mr. Zebeck was Managing Director, GM Card Operations of General Motors Corporation from 1991 to 1993, Vice President of Marketing and Strategic Planning of Advanta Corporation (previously known as Colonial National Bank USA) from 1987 to 1991, Director of Strategic Planning of TSO Financial (later Advanta Corporation) from 1986 to 1987, and held various credit card and credit-related positions at Citibank affiliates from 1976 to 1986. He is also a director of MasterCard International, Inc.

   The persons named in the enclosed proxy intend to vote the proxy for the election of each of the nominees on the proxy card unless you indicate on the proxy card that your vote should be withheld from one or more nominees. Each of the nominees has consented to being named in this Proxy Statement, and to serve as a director if elected. Each nominee elected as a director will continue in office until his successor has been elected and qualified or until his death, resignation or retirement. We expect each nominee for election as a director to be able to serve. If any nominee is not able to serve, proxies will be voted in favor of the remaining nominees and may be voted for a substitute.

    The Board recommends a vote FOR the election of Walter Hoff, Frank D. Trestman and Ronald N. Zebeck to the Board.

   In addition to the maximum of seven directors who may be elected by the holders of our Common Stock, the holders of our Series C Preferred Stock have the right to elect four directors. The directors elected by the Preferred Stockholders serve for one-year terms. The current terms expire at the Annual Meeting. The following persons are both the current directors representing the holders of our Series C Preferred Stock and the nominees for election to terms expiring at the 2002 Annual Meeting:

   C. Hunter Boll (age 45) has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company since 1986. From 1984 through 1986, Mr. Boll was with The Boston Consulting Group. From 1977 through 1982, he served as an Assistant Vice President, Energy and Minerals Division of Chemical Bank. Mr. Boll is a Director of Big V Supermarkets, Inc., Cott Corp., Tucker Anthony Sutro, The Smith & Wollensky Restaurant Group, Inc., TransWestern Publishing, L.P. and United Industries, Inc.

   Thomas M. Hagerty (age 38) has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company since 1988. Prior to joining Thomas
H. Lee Partners, L.P., Mr. Hagerty was in the Mergers and Acquisitions Department of Morgan Stanley & Co. Incorporated. Mr. Hagerty is a director of ARC Holdings, Cott Corp., Conseco Inc., Tucker Anthony Sutro and Syratech Corp. Mr. Hagerty is also a Vice President of T.H. Lee Mezzanine II, the Administrative General Partner of Thomas H. Lee Advisors II, L.P. which is the sole limited partner of the Managing General Partner of ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P.

   David V. Harkins (age 60) has been affiliated with Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company since its founding in 1974 and currently serves as President of Thomas H. Lee Partners, L.P. In addition, he has over 30 years experience in the investment and venture capital industry with the John Hancock Mutual Life Insurance Company, where he began his career, as well as TA Associates and Massachusetts Capital Corporation. Mr. Harkins also founded National Dentex Corporation and serves as Chairman of the Board. He is currently a Director of Conseco Inc., Cott Corp., Fisher Scientific International Inc., Tucker Anthony Sutro, Stanley Furniture Company, Inc. and Syratech Corp. Mr. Harkins also serves as Senior Vice President and Trustee of T.H. Lee Mezzanine II, the Administrative General Partner of Thomas H. Lee Advisors II, L.P., which is the sole limited partner of the Managing General Partner of ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P., Principal Managing Director of Thomas H. Lee Advisors, LLC, President of THL Fund IV Bridge Corp. and THL Investment Management Corp., and Vice President of THL Equity Holdings III, Inc.

   Thomas H. Lee (age 57) founded Thomas H. Lee Partners, L.P. predecessor, Thomas H. Lee Company, in 1974 and from that time, through July 1999, served as its President. Mr. Lee currently serves as General Director of Thomas H. Lee Partners, L.P. Thomas H. Lee Partners, L.P. is a Boston-based private equity firm that focuses on investments in growth companies. From 1966 through 1974, Mr. Lee was with First National Bank of Boston where he directed the bank's high technology lending group from 1968 to 1974. Mr. Lee is also director of Vertis Holdings, Inc., Finlay Fine Jewelry Corporation, First Security Services Corporation, Miller Import Corporation, Safelite Glass Corporation, The Smith & Wollensky Restaurant Group, Inc., Vail Resorts, Inc. and Wyndham International, Inc. Mr. Lee is an individual general partner of ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. Mr. Lee also serves as Chairman of T.H. Lee Mezzanine II, the Administrative General Partner of Thomas H. Lee Advisors II, L.P., which is the sole limited partner of the Managing General Partner of ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P.

--------------------------------------------------------------------------------
            Proposal Two: Approval of an Increase in the Number of
           Shares Reserved for Issuance Pursuant to the Amended and
              Restated Long-Term Incentive and Stock Option Plan
--------------------------------------------------------------------------------

   We are asking for your approval of an increase in the number of shares of the Company's Common Stock to be reserved for issuance under our Amended and Restated Long-Term Incentive and Stock Option Plan (the "Plan") from 15,000,000 to 17,000,000.

   The Plan was first approved by our shareholders in 1997, and amendments to the Plan were approved by our shareholders in 1998, 1999 and 2000.

   The text of the Plan is set forth in Appendix B delivered with this Proxy Statement. The following is intended to be a summary of the Plan's principal terms and does not purport to be a complete statement of its terms. It is subject to, and qualified in its entirety by, reference to the Plan in Appendix B.

What is the Purpose of the Plan?

   The purposes of the Plan are specifically to stimulate the efforts of our employees and to align their interests with the interests of shareholders.

Why do we need additional Shares?

   We are able to issue up to 15,000,000 shares of Common Stock under the Plan. The number of shares available at any time is subject to adjustment in the event of stock splits, stock dividends and other situations. As of March 23, 2001, we have issued or granted options to purchase approximately 13,600,000 shares under the Plan.

   It is important that we maintain our current stock option program to remain competitive. We have extended our stock option program to employees at all levels of our organization. In 1999, we introduced a broad-based option program, offering all employees options to purchase 300 shares. In 2000, we made another broad-based grant, offering each of our employees options to purchase 150 shares. We also want to continue to effectively use equity-based compensation as a tool to align employees' interests with those of shareholders.

   Furthermore, we believe that the increase that we are requesting is appropriate, in consideration of our actual equity position, which includes not only Common Stock but also Series C Preferred Stock, and the dilution that would result from the conversion of the Preferred Stock. If the holders of our Series C Preferred Stock chose to convert their shares at this time, the number of shares of Common Stock currently outstanding would increase by over 50% to nearly 96 million.

Who is Eligible to Participate Under the Plan?

   Our Compensation Committee selects participants in the Plan from all of our, and our subsidiaries', full and part-time employees, consultants or independent contractors. Only full or part-time employees, however, are eligible to receive incentive stock options. Currently, we employ approximately 4,200 full and part-time employees. A participant may not receive grants of awards under the Plan if such awards would be based upon shares in excess of 2,025,000 shares in any calendar year.

Who Administers the Plan?

   The Compensation Committee administers the Plan. Currently, the Compensation Committee consists of four persons appointed by the Board, all of whom are "Non-Employee Directors" under Rule 16b-3 of the Exchange Act and "outside directors" under Section 162(m) of the Internal Revenue Code. The Board may fill vacancies, add members or remove members provided there are at least two members and that all members are disinterested persons or outside directors.

   The Compensation Committee has the authority to:

  . determine the purchase price of the Common Stock covered by options or awards;

  .  determine the participants;

  .  determine times at which options or awards may be granted;

  .  determine the form of payment to be made upon exercise of any award;

  .  determine the terms of exercise of any option or award;

  .  accelerate the time at which any option or award may be exercised;

  . modify the terms of any award prior to the execution of an agreement and to do so after the execution of an agreement with the grantee's consent;

  .  interpret the Plan or any agreement regarding an award;

  .  prescribe rules regarding the Plan; and

  .  make all other determinations necessary or advisable.

The Compensation Committee will determine the terms of awards and may include provisions for early vesting or other benefits due to any change of control as the Committee may define such terms in an agreement. These provisions could have an anti-takeover effect.

When Does the Plan Terminate?

   The Plan continues in effect until all shares of Common Stock available for issuance have been issued under the Plan, or until March 19, 2009, whichever is earlier. The Plan may be terminated at such earlier time as the Board may determine.

What are the Awards That May be Made Under the Plan?

   The Plan provides for various types of awards (the "Awards") including the following: stock options ("Options"); stock appreciation rights ("SARs"); shares that are restricted from disposition until the participant meets certain conditions ("Restricted Stock"); and performance awards that may be payable in cash or Common Stock ("Performance Awards").

   Options may be either incentive stock options ("ISOs") or nonqualified stock options ("NQSOs"). For ISOs and for NQSOs that are intended to qualify as qualified performance based compensation under Section 162(m) of the Internal Revenue Code, the option price will be no less than the fair market value of the Common Stock at the time of grant. ISOs will meet all requirements of
Section 422 of the Internal Revenue Code. Except for these restrictions relating to ISOs, the Compensation Committee will determine all the terms of Options.

   SARs are the right to receive an amount equal to the appreciation in value of the shares upon which the SARs are based from the time the SAR is awarded until the grantee elects to receive payment. Participants who elect to receive payment of a SAR will receive an amount in cash, Common Stock or any combination of cash and Common Stock, as determined by the Committee. No material changes are being made with respect to SAR Awards.

   Restricted Stock is subject to forfeiture until certain conditions have been fulfilled and a period of time has elapsed. Grants of Restricted Stock shall be made at such cost as the Compensation Committee shall determine and may be issued for no monetary consideration, subject to applicable law. These shares are non-transferable until all restrictions have been satisfied. The grantee will be entitled to voting and dividend rights with respect to the Restricted Stock from the date of grant.

   Performance Awards may be payable in cash or Common Stock. These awards will be paid if performance goals established by the Compensation Committee are met by the grantee within periods set by the Committee. These periods may be shorter than the one year used in our other bonus plans. If the Committee chooses to make an award that will constitute performance based compensation pursuant to Section 162(m) of the Internal Revenue Code, the Committee will select a performance target based upon one or more of the following performance goals: consolidated pre-tax earnings; net revenues; net earnings; operating income; earnings before interest and taxes; cash flow; return on equity; return on net assets employed; or earnings per share. Performance Awards payable in Common Stock may not exceed the share limitation for any one person set forth above. Performance Awards payable solely in cash and not involving the issuance of shares or a SAR, will not exceed $6,000,000 to any one person in the aggregate for any three year period. The Plan has provisions concerning Performance Awards by setting forth specific performance goals as set forth herein and providing a limitation on Performance Awards payable solely in cash.

   The Compensation Committee may grant Awards in tandem. However, no Award except a SAR may be granted in tandem with an ISO.

   Upon the exercise of an Option or in the case of any other Award requiring a payment to us, payment may be made either

  .  in cash or

  .  with the consent of the Committee:

    (a) by surrender of all or any part of an Award;

    (b) by the tender to us of Common Stock having a fair market value equal to the amount due to us;

    (c)  in other property;

    (d)  any combination of the foregoing; or

    (e) in cash, by a broker dealer acceptable to us to whom the participant has delivered an irrevocable notice of exercise.

At the time any Award granted under the Plan is distributed or exercised, we may withhold, in cash or shares of Common Stock, any amount necessary to satisfy withholding requirements applicable to such distribution.

   Awards are not transferable other than by will or pursuant to the laws of descent and distribution. Awards are exercisable during the grantee's lifetime only by the grantee.

What are the Principal Federal Tax Consequences?

   The following discussion summarizes the Federal income tax consequences to participants who may receive awards under the Plan and to us arising out of the grant of such Awards.

   Incentive Stock Options. A participant will not realize taxable income upon the grant or exercise (except for purposes of the alternative minimum tax) of an ISO. If the participant holds the shares acquired on the exercise of an ISO for two years from the date of grant and one year after the transfer of such shares to the participant, he or she will recognize a long-term capital gain or loss upon their subsequent sale or exchange. In such case, we will not be entitled to a tax deduction. If a participant does not hold the shares acquired on the exercise of an ISO for that holding period, he or she will recognize ordinary income in the year of disposition of such shares equal to the excess of (a) the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over (c) the exercise price. To the extent that the amount realized on such sale or exchange exceeds the market value of the shares on the date of the ISO exercise, the participant will recognize capital gains. We will be entitled to a tax deduction in the amount of the ordinary income reportable by the participant. The excess of the fair market value on the date of exercise of an ISO of the shares acquired over the exercise price may in certain circumstances constitute alternative minimum taxable income.

   Nonqualified Stock Options. Upon the grant of an NQSO issued at fair market value, a participant will not be in receipt of taxable income. Upon exercise of such stock option, a participant will be in receipt of ordinary income in an amount equal to the excess of the fair market value of the acquired shares over their exercise price. We will be entitled to a tax deduction, in the year of such exercise, equal to the amount of such ordinary income.

   Stock Appreciation Rights. Upon the grant of SARs, a participant will not be in receipt of taxable income. Upon the exercise of SARs, a participant will be in receipt of ordinary income in an amount equal to any cash payment and the market value of any shares distributed. We will be entitled to a tax deduction equal to the income reportable by the participant, provided that the exercise price was equal to the fair market value of stock at the date of grant.

   Restricted Stock and Performance Awards in Shares. Grantees of Restricted Stock and Performance Awards payable in shares do not recognize income at the time of grant. However, when shares of Restricted Stock are no longer subject to a substantial risk of forfeiture or when shares awarded as Performance Awards are paid, grantees recognize ordinary income in an amount equal to the fair market value of the stock less, in the case of Restricted Stock, the amount paid, if any, for the shares. Alternatively, the grantee of Restricted Stock may elect to recognize income upon the grant and not at the time the restrictions lapse. We are entitled to deduct an amount equal to the ordinary income recognized by the grantee unless prohibited by any restrictions of
Section 162(m) of the Code regarding certain highly compensated officers.

   Cash Awards and Dividends. Cash awards and dividends are taxable as ordinary income when paid. We are entitled to deduct the amount of a cash award (unless restrictions under Section 162(m) of the Code apply) and dividends on Restricted Stock that has not yet been recognized as income when such amounts are paid to the recipient.

May the Plan be Amended Without Shareholder Approval?

   Yes, the Board may amend or discontinue the Plan, at any time; provided, however, no amendment of the Plan shall occur without shareholder approval that would: (a) violate the rules or regulations of the New York Stock Exchange, Inc., or any other securities exchange applicable to us; or (b) cause us to be unable to grant ISOs. No amendment or termination shall adversely impair any Award granted before such amendment or termination without the grantee's consent.

What Benefits Do Participants Receive?

   It is not possible to determine the benefits to be received by participants. The Plan provides that Awards are at the discretion of the Compensation Committee, and therefore, Awards are not determinable. The value of the Awards is not determinable. Moreover, the value of the Awards is dependent upon market volatility and other factors that cannot be predicted at this time. However, Awards made under the Plan to the named executive officers for the past fiscal year are set forth in this Proxy Statement in the table designated "Option Grants in Last Fiscal Year" appearing on page 13 of this Proxy Statement.

    The Board recommends a vote FOR the above proposal to approve an increase in the number of shares reserved for issuance pursuant to the Amended and Restated Long-Term Incentive and Stock Option Plan.

--------------------------------------------------------------------------------
        Proposal Three: Ratification of KPMG LLP as Independent Auditors
             for the Company for the Year Ending December 31, 2001
--------------------------------------------------------------------------------

   Subject to shareholder approval, the Board has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2001. KPMG LLP has served as our independent auditors since 1996. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement and answer appropriate shareholder questions. Shareholders may submit questions concerning our financial statements either orally at the Annual Meeting or in writing before the Annual Meeting.

    The Board recommends a vote FOR the Ratification of KPMG LLP as Independent Auditors for the Company for the Year Ending December 31, 2001.


--------------------------------------------------------------------------------
            Section 16(a) Beneficial Ownership Reporting Compliance
--------------------------------------------------------------------------------

   To our knowledge, based upon a review of our records and responses to questionnaires of all reporting officers and directors, all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

--------------------------------------------------------------------------------
     Requirements, Including Deadlines, for Submission of Proxy Proposals,
          Nominations of Directors and Other Business of Shareholders
--------------------------------------------------------------------------------

   If you wish to submit proposals to be included in our 2002 proxy statement, we must receive them on or before November 30, 2001. Please address your proposals to Lorraine E. Waller, Secretary, Metris Companies Inc., 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534.

   Under our Bylaws, if you wish to nominate directors or bring other business before the shareholders at the 2002 Annual Meeting:

  . you must notify the Secretary in writing not less than forty-five (45) days before the first anniversary of the date that we first mailed this Proxy Statement, or February 13, 2002.

  . your notice must contain the specific information required in our Bylaws.

Please note that these requirements pertain only to matters you wish to bring before your fellow shareholders at an annual meeting. They are separate from the deadline to have your proposal included in our proxy statement.

   If you would like a copy of our Bylaws, we will send you one without charge. Please write to the Secretary of the Company.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Lorraine E. Waller
                                          Lorraine E. Waller
                                          Secretary

March 30, 2001

                                                                      APPENDIX A

                             Metris Companies Inc.

                         CHARTER OF THE AUDIT COMMITTEE

   The Audit Committee of Metris Companies Inc. ("Metris") is a standing committee of the Board of Directors whose primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing: the financial information which will be provided to the shareholders and others; Metris' systems of internal control; the audit process; and adherence to applicable laws and regulations. Given the large size and complexity of Metris, the Committee will apply reasonable materiality standards to all of its activities.

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. An independent director is someone who is not an employee of Metris or any of its subsidiaries or affiliates; a director who is not an executive of another corporation where any of Metris' executives serves on such company's compensation committee, or a director who is not an immediate family member of an individual who is an executive officer of Metris or its affiliates or as otherwise determined by the Board. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

   The Committee shall meet as frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

   The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

   Specifically, the Audit Committee shall:

  1. Provide a direct line of communication between the internal auditors, the independent accountant(s) and the Board of Directors.

  2. Early each year, recommend to the Board of Directors the principal independent accountants to be nominated, and approve the fees to be paid to the independent accountant. The Committee will also periodically consider the independence of the independent accountant(s) including a review of non-audit services provided and related fees received. If required, the Committee will review and approve the discharge of the independent accountant(s).

  3. Review and concur in the appointment, replacement, reassignment, or dismissal of the Company's General Auditor.

  4. Inquire of management, the Chief Financial Officer, the public accountant(s), the General Auditor and the General Counsel about significant risks or exposures and assess the steps management has taken to minimize such risks.

  5. Consider, in consultation with the independent accountant(s), the Chief Financial Officer and the General Auditor, the combined audit scope and plan to assure completeness of coverage, reduction in redundant efforts, and the effective use of audit resources.

  6.  Review with management and the independent accountant(s):

    . Metris' financial statements and related footnotes and the independent accountant's report thereon including their report on the adequacy of the Metris' systems of internal control and any significant recommendations they may offer to improve controls;

    . Any significant reserves, accruals or estimates which may have a material impact on the financial statements;

    . Any serious difficulties or disputes with management encountered by the independent accountant(s) during the course of the audit and any instances of second opinions sought by management; and

    . Other matters related to the conduct of the audit which are communicated to the Committee under generally accepted auditing standards.

  7. Consider and review with management and the General Auditor:

    . The adequacy of Metris' systems of internal controls and any significant findings during the year and management's responses thereto;

    . Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information; and

    .  The adequacy of the Audit Department's resources.

  8. Consider with management and the independent accountant(s) the possible impact of any pending changes in accounting standards or rules as promulgated by the FASB, SEC or others.

  9. Meet periodically with Metris' General Counsel (and outside counsel as required) to review legal and regulatory matters that may have a material impact on the financial statements, and any reports received from regulators.

  10. Meet periodically with the independent accountant(s) and the General Auditor in separate executive sessions to discuss any matters that they or the Committee believe should be discussed privately with the Audit Committee.

  11. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate. Minutes will be taken for each Audit Committee meeting which will then be approved at the next meeting.

  12. Confirm and assure the independence of the independent auditor and the objectivity of the internal auditor.

  13. Determine, as regards to new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

  14. Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

  15. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed. Annually review Pension and Profit Sharing Plan with the Independent Auditor.

  16.  Review and update the committee's charter annually.

  17.  Review insurance coverage and risk management.

  18. Review policies and procedures with respect to officer's expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

  19. Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

  20. Review with financial management and the independent accountants the 10-Q and 10-K prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

  21. Annually review conflict of Interest/Ethical Behavior and Privacy Policy with General Auditor.

                         APPENDIX B TO PROXY STATEMENT

                             METRIS COMPANIES INC.

                   LONG-TERM INCENTIVE AND STOCK OPTION PLAN

                            As Amended and Restated
                          Effective as of May 9, 2001

1. Purpose of Plan.

   This Plan shall be known as the "METRIS COMPANIES INC. LONG-TERM INCENTIVE AND STOCK OPTION PLAN." The purpose of the Plan is to aid in maintaining and developing personnel capable of ensuring the future success of Metris Companies Inc., a Delaware corporation, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other long-term incentive awards as provided herein. Options granted under this Plan may be either Incentive Stock Options or Nonqualified Stock Options. Awards granted under this Plan may be stock appreciation rights, restricted stock or performance awards as hereinafter described. Capitalized terms used herein shall have the meanings assigned such terms in Section 2 hereof.

2. Definitions.

   The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

     (a) Agreement. The document which evidences the grant of any Award under this Plan and which sets forth the Award and the terms, conditions and provisions of, and restrictions relating such Award.

    (b) Award. Any award granted to a Participant under the Plan.

    (c) Board. The Board of Directors of the Company.

    (d) Code. The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

    (e) Company. Metris Companies Inc.

    (f) Committee. The Company's Compensation Committee or its successor.

    (g) Common Stock. The Company's common stock, par value $.01.

    (h) Fair Market Value. The closing price of a share of Common Stock the day before the date of determination of Fair Market Value on any exchange or automated quotation system upon which the Common Stock is listed or quoted, provided that if the Common Stock is listed on more than one exchange, then the Committee shall determine which exchange's price shall be used. If the Common Stock did not trade on such a date, the Committee may use the closing price that is most recent provided the Committee in good faith has determined that such price reflects the fair market value of the Common Stock. Notwithstanding the foregoing, if the Code shall specify a different method of determining fair market value for setting the exercise price of an Incentive Stock Option, than Fair Market Value for such purpose shall be determined as required by the Code. If on the date of determination of Fair Market Value, the Common Stock is not listed on an exchange or otherwise traded in an established securities market or the Committee has determined that the most recent closing price available does not reflect Fair Market Value, the Committee shall make a good faith determination of Fair Market Value from sources and information it deems relevant to such determination.

    (i) Incentive Stock Option. An incentive stock option as defined in Section 422 of the Code and designated by the Committee to be an incentive stock option.

    (j) Nonqualified Stock Option. A stock option which does not qualify as an Incentive Stock Option.

    (k) Option. Any Incentive Stock Option or Nonqualified Stock Option granted under the Plan.

    (l) Performance Award. An Award made pursuant to Section 11 of this Plan.

    (m) Plan. The Metris Companies Long-Term Incentive and Stock Option Plan, as amended and restated effective May 9, 2001.

    (n) Restricted Stock. Awards of Common Stock made pursuant to Section 10 of the Plan.

    (o) SAR. A stock appreciation right granted pursuant to Section 9 of the Plan.

3. Stock Subject to Plan.

   Subject to the provisions of Section 16 hereof, the stock to be subject to options or other awards under the Plan shall be the Company's Common Stock. Subject to adjustment as provided in Section 16 hereof, 17,000,000 shares of Common Stock shall be available for issuance under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Options, free standing SARs, and outstanding Restricted Stock Awards or outstanding Performance Awards of Common Stock. To the extent that shares of Common Stock subject to an outstanding Option, (except to the extent that shares of Common Stock are issued or delivered by the Company in connection with the exercise of a tandem SAR), outstanding free standing SAR, or outstanding Restricted Stock Award or outstanding Performance Award of Common Stock are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an Award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such shares of Common Stock shall again be available under this Plan.

4. Administration of Plan.

     (a) The Plan shall be administered by the Committee which shall be a committee comprised of not less than two directors appointed from time to time by the Board of Directors. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation ("Rule 16b-3") and an "outside director" within the meaning of Section 162(m) of the Code.

     (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Stock covered by each option or award, (ii) to determine the individuals to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Stock or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to revoke, amend or modify the terms of any Award prior to delivery of an Agreement to the grantee and to amend or modify the terms of any Award with the consent of the grantee after the execution of an Agreement,
(vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option and award agreement under the Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 16 hereof to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

5. Eligibility.

   Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations within the meaning of Section 424(f) of the Code (herein called "subsidiaries"). Full or part-time employees, consultants or independent contractors to the Company or one of its subsidiaries shall be eligible to receive Nonqualified Stock Options and Awards. In determining the persons to whom Options and Awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an Option or Award under this Plan may be granted additional Options or Awards under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options granted after December 31, 1986, to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. Nothing in the Plan or in any Agreement hereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

6. Price.

   The exercise price for all Incentive Stock Options and all Nonqualified Stock Options and SAR's that are intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value per share of Common Stock at the date of grant of such Option. The exercise price for Nonqualified Stock Options granted under the Plan that are not intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code and, if applicable, the price for all Awards shall also be determined by the Committee.

7. Term.

   Each Option and Award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Option or Award agreement. The Committee shall be under no duty to provide terms of like duration for Options or Awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of grant of such Option and the term of Options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such Option.

8. Exercise of Option or Award.

     (a) The Committee shall have full and complete authority to determine whether an Option or Award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the Option as the Committee may determine and specify in the Option or Award agreement.

     (b) The exercise of any Option or Award granted hereunder shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws and the shares of Common Stock to be issued are listed as required by any exchange or automated quotation system upon which the stock is traded or quoted. The Company shall not be required to make such listing if such listing contains conditions unacceptable to the Company.

     (c) An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise. If a payment is required, it shall be made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, (i) by delivering certificates for Common Stock already owned by the optionee or grantee having a Fair Market Value as of the date of grant equal to the full purchase price of the shares, (ii) by delivering the optionee's or grantee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, (iii) a combination of cash, the optionee's or grantee's promissory note and such shares, or (iv) in cash by a broker-dealer acceptable to the Company to whom the optionee or grantee has submitted an irrevocable notice of exercise. The fair market value of such tendered shares shall be determined as provided in Section 5 hereof. The optionee's or grantee's promissory note shall be a full recourse liability of the optionee and may, at the discretion of the Committee, be secured by a pledge of the shares being purchased. Such payment shall be made at the time required by the Committee but in no event later than delivery of any shares of Common Stock hereunder. Such payment shall be made at the time required by the Committee but in no event later than delivery of any shares of Common Stock hereunder. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

     (d) The Committee may grant "restoration" options, separately or together with another option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 or any other applicable law, the optionee would be granted a new option when the payment of the exercise price of the option to which such "restoration" option relates is made by the delivery of shares of Common Stock owned by the optionee, as described in subsection (c) above, which new option would be an option to purchase the number of shares not exceeding the sum of (a) the number of shares of Common Stock tendered as payment upon the exercise of the option to which such "restoration" option relates and (b) the number of shares of Common Stock, if any, tendered as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the option to which such "restoration" option relates, as described in Section 12 hereof. "Restoration" options may be granted with respect to options previously granted under this Plan or any prior stock option plan of the Company, and may be granted in connection with any option granted under this Plan at the time of such grant. The purchase price of the Common Stock under each such new option, and the other terms and conditions of such option, shall be determined by the Committee consistent with the provisions of the Plan.

9. Stock Appreciation Rights.

     (a) Grant. At the time of grant of an option or award under the Plan (or at any other time), the Committee, in its discretion, may grant a stock appreciation right ("SAR") evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

     (b) Exercise. An SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the "SAR exercise amount" (hereinafter defined) the holder thereof requests be paid in cash and what portion, if any, is to be paid in Common Stock of the Company. The Committee promptly shall cause to be paid to such holder the "SAR exercise amount" either in cash, in Common Stock of the Company, or any combination of cash and shares as may be requested by the holder of the SAR and approved by the Committee in its sole and absolute discretion. The "SAR exercise amount" is the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised.

     (c) Tandem Grants. If SARs are granted in tandem with an Option, the exercise of the Option shall cause a proportional reduction in SARs standing to a grantee's credit which were granted in tandem with the Option; and the payment of SARs shall cause a proportional reduction of the shares of Common Stock subject to the Option. If SARs are granted in tandem with an Incentive Stock Option, the SARS shall have such terms and condition as shall be required for the Incentive Stock Option to qualify as an Incentive Stock Option.

10. Restricted Stock Awards.

   Awards of Common Stock subject to forfeiture and transfer restrictions may be granted by the Committee. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

    (a) Grant of Restricted Stock Awards. Each restricted stock award made under the Plan shall be for such number of shares of Common Stock as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Stock to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

    (b) Delivery of Common Stock and Restrictions. At the time of a restricted stock award, a certificate representing the number of shares of Common Stock awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Stock, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Stock; (ii) none of such shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Stock shall be forfeited and all rights of the grantee to such Common Stock shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company or any subsidiary of the Company for the entire restricted period in relation to which such Common Stock was granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Stock subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Stock.

    (c) Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Stock subject thereto, and a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his beneficiary or estate, as the case may be. If the Common Stock is traded on a securities exchange, the Company shall not be required to deliver such certificates until such shares have been admitted for trading on such securities exchange.

11. Performance Awards.

   The Committee is further authorized to grant Performance Awards. Subject to the terms of this Plan and any applicable award agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Common Stock (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan, any applicable award agreement, or as required to constitute "qualified performance-based compensation" under Section 162(m) of the Code, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made by the grantee and by the Company under any Performance Award shall be determined by the Committee. For Awards that are to be "qualified performance-based compensation" pursuant to Section 162(m) of the Code, the Committee shall set performance goals based on for one or more of the following business criteria: consolidated pre tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow, return on equity, return on net assets employed or earnings per share for the applicable performance period, all as computed in accordance with generally accepted accounting principles in effect.

12. Income Tax Withholding.

   In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, may permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a Fair Market Value equal to such taxes or (ii) delivering to the Company Common Stock other than the shares issueable upon exercise of such option or award with a fair market value equal to such taxes.

13. Additional Restrictions.

     (a) The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired upon exercise of any of the Options or Awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's or grantee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such Options or Awards.

     (b) No person, who is an employee of the Company at the time of grant, may be granted any award or awards payable in shares or otherwise, the value of which is based solely on an increase in the value of the Common Stock after the date of grant of such awards, for more than 2,025,000 shares, in the aggregate, in any one calendar year period, or, for cash awards not tied to shares, for more than $6,000,000, in the aggregate, in any three calendar year period. The foregoing limitations specifically include the grant of any awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

14. Ten Percent Shareholder Rule.

   Notwithstanding any other provision in the Plan, if at the time an Incentive Stock Option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Stock determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

15. Non-Transferability.

   Except as otherwise determined by the Committee or in an option or award agreement, no Option or Award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent and distribution and during the lifetime of an optionee or grantee, the Option or Award shall be exercisable only by such optionee or grantee. Notwithstanding the foregoing, no Incentive Stock Option shall be transferable by an optionee otherwise than by will or the laws of descent or distribution.

16. Dilution or Other Adjustments.

   If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding Options and Awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding Options and Awards and the amount payable upon exercise of outstanding Awards, in order to prevent dilution or enlargement of Option or Award rights.

17. Amendment or Discontinuance of Plan.

   Except to the extent prohibited by applicable law and unless otherwise expressly provided in an option or award agreement or in the Plan:

    (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provisions of the Plan or any option or award agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

       (i) would violate the rules or regulations of the National Association of Securities Dealers, Inc. or The Nasdaq stock market or any other securities exchange that are applicable to the Company; or

        (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

    (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Option or Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Option or Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

    (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option or award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

18. Time of Granting.

   The effective date of any grant of an Award shall be the date of the Committee action granting such Award provided that within a reasonable time thereafter a definitive Agreement is delivered to the grantee and executed by the grantee.

19. Section 16(b) Compliance.

   The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other participants.

20. Effective Date and Termination of Plan.

     (a) The Plan shall be submitted to the shareholders of the Company for their approval and adoption.

     (b) Unless the Plan shall have been discontinued as provided in Section 16 hereof, the Plan shall terminate March 19, 2009. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any Option or Award theretofore granted.

21. Governing Law.

   The place of administration of the Plan and each Agreement shall be in the State of Minnesota. The corporate law of the Company's state of incorporation shall govern issues related to the validity and issuance of shares of the Common Stock. Otherwise, this Plan and each Agreement shall be construed and administered in accordance with the laws of the State of Minnesota.

22. Fractional Shares.

   The Company shall not be required to issue or deliver any fractional share of Common Stock hereunder but may pay, in lieu thereof, an amount in cash equal to the Fair Market Value of such fractional share.


23. Unfunded Status of Plan

   The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Neither the Company nor any subsidiary shall be required to segregate any assets that may be represented by Awards, and neither the Company nor any subsidiary shall be deemed to be a trustee of any amounts to be paid under an Award. Any liability of the Company to pay any grantee of an Award hereunder with respect to such Award shall be based solely upon contractual obligations created pursuant to the Agreement with the grantee and the Plan; no such obligation shall be deemed to be secured by any pledge or encumbrance on any property of the Company or its subsidiaries.

24. Headings.

   Headings contained in the Plan and any Agreement are included for convenience only, and they shall not be construed as a part of the Plan or Agreement or in any respect affecting or modifying its provisions.

[LOGO OF METRIS COMPANIES]                                PROXY FOR SHARES OF
METRIS COMPANIES INC.                                     METRIS COMPANIES INC.

                              METRIS COMPANIES INC.
                            10900 Wayzata Boulevard
                          Minnetonka, Minnesota 55305

       ANNUAL MEETING OF STOCKHOLDERS--WEDNESDAY, MAY 9, 2001, 10:00 A.M.

          This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on Wednesday, May 9, 2001.

The undersigned hereby appoints RONALD N. ZEBECK and LORRAINE E. WALLER as proxies, each with the power to act alone and with the power of substitution and revocation, and hereby authorizes them to cast all the votes that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Metris Companies Inc. to be held on May 9, 2001, or any adjournment thereof, as specified below on the following matters that are further described in the Proxy Statement related hereto.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, AND FOR PROPOSALS 2 AND 3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

                      See reverse for voting instructions.

--------------------------------------------------------------------------------




















5683--Metris Companies Inc. (Common)

                              METRIS COMPANIES INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

The Board of Directors Recommends a Vote FOR all nominees listed below, and FOR Proposals 2 and 3

1. The election of directors--                 For      Withhold      For All
   Nominees: 01-Walter Hoff,                   All        All         Except
             02-Frank D. Trestman,             [_]        [_]           [_]
             03-Ronald N. Zebeck

---------------------------------------------
(Except nominee(s) written above)

2. Proposal to approve an increase             For      Against      Abstain
   in the number of shares reserved for        [_]        [_]          [_]
   issuance under the Metris Companies Inc.
   Amended and Restated Long-Term Incentive and Stock Option Plan.

3. Proposal to ratify KPMG LLP as independent  For      Against      Abstain
   auditors for the year ending December 31,   [_]        [_]          [_]
   2001.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

Address Change? Mark box and indicate changes below: [_]

                                 Dated:_________________________________, 2001

                                 Signature(s)_________________________________

                                 _____________________________________________
                                   (If there are co-owners, both must sign)
                                 Please sign exactly as your name(s) appear on
                                 Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

--------------------------------------------------------------------------------
                       /|\ PLEASE FOLD AND DETACH HERE /|\

                            YOUR VOTE IS IMPORTANT!

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.



















5683--Metris Companies Inc. (Common)

[LOGO OF METRIS COMPANIES]                                PROXY FOR SHARES OF
METRIS COMPANIES INC.                                     SERIES C PREFERRED

                            10900 Wayzata Boulevard
                          Minnetonka, Minnesota 55305

      ANNUAL MEETING OF STOCKHOLDERS--WEDNESDAY, MAY 9, 2001, 10:00 A.M.

         This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on Wednesday, May 9, 2001.

The undersigned hereby appoints RONALD N. ZEBECK and LORRAINE E. WALLER as proxies, each with the power to act alone and with the power of substitution and revocation, and hereby authorizes them to cast all the votes that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Metris Companies Inc. to be held on May 9, 2001, or any adjournment thereof, as specified below on the following matters that are further described in the Proxy Statement related hereto.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, AND FOR PROPOSALS 2 AND 3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER
MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

                      See reverse for voting instructions.

--------------------------------------------------------------------------------




























5747--Metris Companies Inc. (Series C)

                             METRIS COMPANIES INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]

The Board of Directors Recommends a Vote FOR all nominees listed below, and FOR Proposals 2 and 3.

1. The election of directors                   For      Withhold      For All
   Nominees: 01-C. Hunter Boll,                All        All         Except
             02-Thomas M. Hagerty,             [_]        [_]           [_]
             03-David V. Harkins,
             04-Thomas H. Lee

-------------------------------------------
(Except nominee(s) written above)

2. Proposal to approve an increase in the      For      Against      Abstain
   number of shares reserved for issuance      [_]        [_]          [_]
   under the Metris Companies Inc. Amended
   and Restated Long-Term Incentive and
   Stock Option Plan.

3. Proposal to ratify KPMG LLP as independent  For      Against      Abstain
   auditors for the year ending December 31,   [_]        [_]          [_]
   2001.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

Address Change? Mark box and indicate changes below: [_]

                                 Dated:_________________________________, 2001

                                 Signature(s)_________________________________

                                 _____________________________________________
                                 (If there are co-owners, both must sign)
                                 Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.


--------------------------------------------------------------------------------
                       /|\ PLEASE FOLD AND DETACH HERE /|\

                            YOUR VOTE IS IMPORTANT!

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.























5747--Metris Companies Inc. (Series C)

We intend to register the increase in the number of shares reserved for issuance pursuant to the Amended and Restated Long-Term Incentive and Stock Option Plan within one week after the Annual Meeting.